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                                                                       EXHIBIT 2



                      AGREEMENT AND PLAN OF REORGANIZATION

                                   AND MERGER

                                      among

                        STEVEN MYERS & ASSOCIATES, INC.,

                              SAC ACQUISITION, INC.

                         SPACE APPLICATIONS CORPORATION

                                       and

                                ROGER H. SKINNER

                            Dated as of May 18, 1998


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                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


        THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the "Agreement") is made as of the 18th day of May, 1998, among STEVEN MYERS & ASSOCIATES, INC., a California corporation ("SM&A"); SPACE APPLICATIONS CORPORATION, a California corporation ("Company"); SAC ACQUISITION, INC., a California corporation ("Newco"); and ROGER H. SKINNER ("Principal Shareholder").

        WHEREAS, Newco has been duly organized and is currently existing under the laws of the State of California, having been incorporated solely for the purpose of completing this transaction, and is a wholly-owned subsidiary of SM&A; and

        WHEREAS, the Principal Shareholder is the record owner of 134,500 shares of common stock of the Company; and

        WHEREAS, the Company owns a majority of the issued and outstanding capital stock of Staminet, Inc., a California corporation (the "Subsidiary"); and

        WHEREAS, the respective Boards of Directors of SM&A, Newco and the Company (all of which companies are hereinafter collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of each of the Constituent Corporations and their respective shareholders that Newco merge with and into the Company (the "Merger") pursuant to the applicable provisions of the laws of the State of California (the "Corporate Statute"), and on the terms and subject to the conditions set forth in this Agreement and the Agreement of Merger attached hereto as Exhibit A-1; and

        WHEREAS, the Board of Directors of each of the Constituent Corporations has approved and adopted this Agreement as a plan of reorganization within the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.      THE MERGER.

        1.1 Merger. In accordance with the terms and subject to the conditions of this Agreement and the Agreement of Merger, and pursuant to the Corporate Statute, at the Effective Time (as defined in Section 1.2 below), Newco shall be merged with and into the Company (herein referred to as the "Surviving Corporation" whenever reference is made to it at or after the Effective Time), all outstanding shares of the capital stock of the Company shall be converted into and become a right to receive shares of the capital stock of SM&A in accordance with Article 2 below, all outstanding shares of the capital stock of Newco shall be converted into and become a right to receive shares of the capital stock of the Surviving Corporation in accordance with
Article 2 below, and the separate existence of Newco shall cease.

        1.2 Effective Time of Merger. At or before the Closing Date (as defined in Section 3.1), Newco and the Company shall execute the Agreement of Merger in substantially the



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form attached hereto as Exhibit A-1, which shall be filed with the Secretary of
State of the State of California on the Closing Date or as soon thereafter as practicable. The Merger shall become effective at the time the Agreement of Merger is duly filed with the Secretary of State of California (the "Effective Time").

        1.3 Articles of Incorporation, Bylaws and Board of Directors of Surviving Corporation. At the Effective Time:

               (a) The Articles of Incorporation of the Company shall be Amended and Restated to read as set forth in Exhibit A-2;

               (b) the Bylaws of the Company shall be amended to read as set forth on Exhibit A-3;

               (c) the Board of Directors of the Surviving Corporation at and as of the Effective Time shall consist of Kenneth Colbaugh. The director of the Surviving Corporation shall hold office subject to the Corporate Statute and the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation; and

               (d) the officers of the Surviving Corporation shall be as follows: President - Kenneth W. Colbaugh; Chief Financial Officer and Secretary - Steven R. Mast.

        1.4 Effect of Merger. The Merger shall have the effects set forth in this Agreement, the Agreement of Merger and the Corporate Statute. Except as specifically set forth to the contrary in the Corporate Statute, the Agreement of Merger or in this Agreement, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of the Company shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of Newco shall be merged into the Company, and the Company, as the Surviving Corporation, shall be fully vested therewith; at the Effective Time, the separate existence of Newco shall cease and, in accordance with and subject to the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public, as well as of a private nature; and all property and all debts due on whatever account, including subscriptions to shares and all and every other interest of or belonging to or due to the Company and Newco shall be allocated to, and vested in, the Surviving Corporation without further act or deed and without any transfer or assignment having occurred; and all property, rights, privileges, powers, licenses and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Company and Newco; and the title to any real estate, or interest therein, whether by deed or otherwise, under the laws of the State of California, shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the Company and Newco and any claim existing, or action or proceeding pending, by or against the Company or Newco may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of the Company or Newco shall be impaired by the Merger, and all debts, liabilities and duties of the Company and Newco shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving




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Corporation.














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        1.5    Reorganization. The parties intend to adopt this Agreement as a plan of reorganization and to consummate the Merger in accordance with Section 368(a) of the Code. To the best of its knowledge, the Company believes that (a) the fair market value of the SM&A Stock and other consideration received by each Company shareholder from SM&A in respect of the Merger is approximately equal to the fair market value of the Company Stock surrendered in the exchange, and (b) that the fair market value of the assets of the Company after the Effective Time will equal or exceed the sum of the liabilities to which the transferred assets are subject.

2.      CONVERSION AND EXCHANGE OF STOCK.



        2.1 Definitions. For purposes of this Agreement the following definitions shall apply:

               (a) "Average Closing Price for the Base Period" means the average of the closing prices of SM&A Stock (defined below) on the NASDAQ National Market or such other national stock exchange on which SM&A Stock is listed, for the twenty (20) trading days immediately preceding the date of this Agreement.

               (b) "Average Closing Price for the Protection Period" means the average of the closing prices of SM&A Stock on the NASDAQ National Market or such other national stock exchange on which SM&A Stock is listed, for the twenty (20) trading days immediately preceding the Liquidation Date.

               (c) "Ceiling Price" means the Average Closing Price for the Base Period plus $4.00.

               (d) "Company Options" mean all options and warrants, whether vested or not, to purchase Company Stock.

               (e) "Company Stock" means the common stock, $1.00 par value per share, of the Company.

               (f) "Exchange Ratio" is equal to (i) the Merger Consideration (as defined below) divided by (ii) the total number of shares of Company Stock outstanding immediately prior to the Effective Time.

               (g) "Floor Price" means the Average Closing Price for the Base Period less $4.00.

               (h) "Liquidation Date" means with respect to each such share of SM&A Stock issued in the Merger ("Merger Share" or collectively "Merger Shares") the earlier



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        of (i) one year following the effective date or (ii) the effective date of a registration statement under the Securities Act in which the such Merger Share was permitted to be included (whether or not so included).

               (i) "Purchase Price Adjustment Amount" shall mean the aggregate amount of any legal or accounting fees of the Company or the Subsidiary paid or payable in respect of



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        the Merger in excess of $100,000.

               (j) "SM&A Option Shares" means shares of SM&A Stock issuable upon the exercise of an SM&A Option.

               (k)    "SM&A Stock" means the common stock, no par value of SM&A.

        2.2 Aggregate Merger Consideration. The aggregate number of shares of SM&A Stock to be issued in connection with the Merger ("Merger Consideration") shall be equal to: (i) $14,700,000 less the Purchase Price Adjustment Amount, divided by (ii) the Average Closing Price for the Base Period.

        2.3 Conversion of Capital Stock of the Company. At the Effective Time, by virtue of the Merger and without any action on the part of SM&A, the Company or any holder of Company Stock:

               (a) each share of Company Stock outstanding immediately prior to the Effective Time, other than (i) Dissenting Shares and (ii) shares held by a subsidiary of the Company, shall automatically be converted into and become a right to receive that number of shares of SM&A Stock equal to the Exchange Ratio;

               (b) all shares of Company Stock held at the Effective Time by a subsidiary of the Company shall be cancelled and no payment shall be made with respect thereto; and

               (c)    all Dissenting Shares shall be treated in accordance with
        Section 2.6 below.

        2.4 Conversion of Capital Stock of Newco. Each share of capital stock of Newco issued and outstanding as of the Effective Time shall be converted into one thousand (1,000) shares of common stock of the Surviving Corporation as a result of the Merger.

        2.5 Options. Each Company Option outstanding immediately prior to the Effective Time shall be converted into an option to purchase SM&A Stock ("SM&A Option") in an amount and at an exercise price determined as provided below:

               (a) The number of shares of SM&A Stock subject to the SM&A Option shall be equal to the product of (i) the number of shares of Company Stock subject to the Company Option and (ii) the Exchange Ratio; provided that any fractional shares of SM&A Stock resulting from such multiplication shall be rounded to the nearest whole share.

               (b) The exercise price per share of SM&A Stock under the SM&A Option shall be equal to (i) the exercise price per share under the Company Option divided by (ii) the Exchange Ratio; provided that such exercise price shall be rounded to the nearest cent.

               (c) The number of shares subject to the SM&A Option shall be adjusted in the



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        manner set forth in Section 2.10.

The duration, schedule of vesting and other terms of the SM&A Option shall be substantially the same as the Company Option exchanged therefor; provided, however, that the SM&A Options shall not be exercisable until the expiration of one year after the Effective Time.

        2.6    Dissenting Shares.

               (a) Shares of Company Stock held by a shareholder who has properly exercised dissenters' rights with respect thereto (collectively, the "Dissenting Shares") in accordance with Section 1300, et seq. of the California Corporations Code (the "Dissenters Law") shall not be converted into SM&A Stock. A shareholder who has properly exercised such dissenters' rights shall no longer retain any rights of a shareholder of the Company or the Surviving Corporation, except those provided under the California Corporations Code.

               (b) The Company shall give SM&A (i) prompt notice of any written demands under the Dissenters Law with respect to any shares of Company Stock, any withdrawal of any such demands and any other instruments served pursuant to the Dissenters Law and received by the Company, and (ii) the right to participate in all negotiations and proceedings with respect to any demands under the Dissenters Law with respect to any shares of Company Stock. The Company shall cooperate with SM&A concerning, and shall not, except with the prior written consent of SM&A, voluntarily make any payment with respect to, or offer to settle or settle, any such demands.

        2.7 Fractional Shares. Notwithstanding anything herein, with respect to each holder of Company Stock, if the aggregate number of shares of SM&A Stock collectively issuable to such a holder for conversion of all of such holder's Company Stock pursuant to Section 2.3 includes a fractional share, such fractional share shall be rounded to the nearest whole number.

        2.8 Escrow of Shares. At the Effective Time, SM&A shall deposit 10% of the shares of SM&A Stock otherwise issuable to the holders of Company Stock pursuant to Section 2.3(a) (the "Escrow Shares"), in an escrow for a period of two (2) years as the source of payment for the indemnification obligations of the Company's shareholders pursuant to Article 9 below. The Escrow Shares shall be held and disbursed pursuant to the terms of this Agreement and an escrow agreement in a form mutually satisfactory to the parties (the "Escrow Agreement"). Escrow Shares shall be deducted pro rata from the SM&A Stock allocable to each former holder of Company Stock.



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        2.9    Exchange of Certificates and Options.

               (a) The conversion of the Company Stock into the right to receive SM&A Stock, as provided for by this Agreement, shall occur automatically at the Effective Time without further action by the holders thereof. SM&A shall, as soon as practicable after the Effective Time, mail to all former holders of record of Company Stock instructions for surrendering their certificates representing Company Stock in exchange for a certificate representing SM&A Stock. Following such surrender, each such holder shall be entitled to receive in exchange therefore (subject to the escrow deposit required by Section 2.8) a certificate representing the SM&A Stock into which such shares have been converted pursuant to the provisions of this Agreement. Until surrendered, each certificate that prior to the Effective Time represented shares of Company Stock will be deemed to evidence the right to receive the number of shares of SM&A Stock set forth in Article 2 into which such Company Stock has been converted.

               (b) The SM&A Stock into which Company Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time. If any certificate for shares of SM&A Stock is to be issued in a name other than that in which the certificate for Company Stock surrendered is registered, it shall be a condition of such exchange that the person requesting such exchange shall deliver to SM&A's transfer agent all documents necessary to evidence and effect such transfer and shall pay to the transfer agent any transfer or other taxes required by reason of the issuance of certificates for such shares of SM&A Stock in a name other than that of the registered holder of the certificates surrendered or to establish to the satisfaction of the transfer agent that such tax has been paid or is not applicable.

               (c) Upon the execution of an appropriate exchange agreement by the holders of the Company Options, such Company Option shall convert into an SM&A Option on the terms and conditions described in Section 2.5 and the exchange agreement.

        2.10 Price Reconciliation. Upon the Liquidation Date, if the Average Closing Price for the Protection Period is less than the Floor Price, then SM&A shall issue such additional shares of SM&A Stock per (a) Merger Share and (b) SM&A Option Share (except for those Merger Shares and SM&A Option Shares, not subject to the Liquidation Date), valued at the Average Closing Price for the Protection Period, equal to the difference between the Floor Price and the Average Closing Price for the Protection Period.

        Upon the Liquidation Date, if the Average Closing Price for the Protection Period is more than the Ceiling Price, then the each shareholder holding (a) Merger Shares and (b) SM&A Option Shares, then subject to the Liquidation Date, shall surrender to SM&A for cancellation that number of shares of SM&A Stock, valued at the Average Closing Price for the Protection Period, equal to (i) the difference between the Ceiling Price and the Average Closing Price for the Protection Period, multiplied by (ii) the number of Merger Shares (or SM&A Option Shares, as the case may be) (except for those Merger Shares and SM&A Option Shares not subject to the Liquidation Date) held by such shareholder.

        All shares of SM&A Stock issued pursuant to the Merger shall contain an appropriate



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legend to reference the restrictions imposed by this Section 2.10.

        No fractional shares of SM&A Stock shall be issued or surrendered pursuant to this Section 2.10. All such fractional shares shall be rounded to the nearest whole share.

        The obligations of the parties to issue or cancel shares of SM&A Stock pursuant to this Section 2.10 shall terminate with respect to each Merger Share upon the earlier to occur of (i) one (1) year after the Effective Time or (ii) the Liquidation Date with respect to such Merger Share.


3.      CLOSING.

        3.1 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Rutan & Tucker, LLP 611 Anton Boulevard, Suite 1400, Costa Mesa, California, before the close of business on the later of (a) the day after all of the conditions to the Closing set forth in Articles 7 and 8 have been satisfied or waived in writing, or (b) May 28, 1998, or at such other place, time and date as the parties hereto mutually may agree (the "Closing Date").

        3.2 Closing Documents. At the Closing, the parties shall have delivered to each other the following closing documents and agreements, and taken the following actions:

               (a) Documents and agreements delivered by or on behalf of the Principal Shareholder and/or the Company to SM&A:

                      (i)    a duly executed copy of this Agreement;

                      (ii)   a duly executed copy of the Escrow Agreement;

                      (iii)  a duly executed copy of the Agreement of Merger;

                      (iv) a duly executed copy of the Registration Rights Agreement;

                      (v) such certificate of the Company and/or the Principal Shareholder as required by Article 8;

                      (vi) an opinion of counsel for the Company, substantially in the form attached hereto as Exhibit B;

                      (vii) Employment Agreements between the Surviving Corporation and Roger H. Skinner and Stanley Y.H. Hee, respectively, substantially in the form attached hereto as Exhibits C-1 and C-2;

                      (viii) certificates of Good Standing and Existence of the
               Company and its subsidiaries issued by the Secretary of State of the State of California and for each other jurisdiction where the Company or its subsidiaries is qualified to do business;



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                      (ix)   a power of attorney duly executed by each
               shareholder who has authorized a person to execute the Escrow Agreement and Registration Rights Agreement on his behalf; and

                      (x) such other documents that may be reasonably requested by SM&A.

               (b) Documents and agreements delivered by or on behalf of SM&A to Company and the Principal Shareholder:

                      (i)    a duly executed copy of this Agreement;

                      (ii)   a duly executed copy of the Escrow Agreement;

                      (iii)  a duly executed copy of the Agreement of Merger;

                      (iv) a duly executed copy of the Registration Rights Agreement;

                      (v) opinion of counsel for SM&A substantially in the form attached hereto as Exhibit D;

                      (vi)   an officer's certificate pursuant to Section 7.1;
               and

                      (vii) such other documents that may be reasonably requested by the Company.

4.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL
        SHAREHOLDER.

        The Company and the Principal Shareholder, jointly and severally, represent and warrant that all of the following representations and warranties are true as of the date of this Agreement and shall be true on the Closing Date:

        4.1 Due Organization. Each of the Company and the Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of Government Authorities to own its properties and assets and to carry on its business in the places and in the manner as it is now conducted, except (a) as disclosed on
Schedule 4.1-1 or (b) where the failure to be so authorized, qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect. True and correct copies of the Articles of Incorporation (certified by the Secretary of State of California) and Bylaws (certified by the Secretary of the Company), as each is amended, of each of the Company and Subsidiary are attached to Schedule 4.1-2. The stock records and minute books of the Company and Subsidiary, as heretofore made available to SM&A, are correct and complete (in the case of the minute books, in all material respects).

        4.2 Authorization. The Principal Shareholder has for himself, and each of the



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Company and Subsidiary has for itself, the full legal right, power and authority to enter into this Agreement. The Company has the full legal right, power and authority to enter into the Merger and to perform the transactions contemplated herein. The execution, delivery and performance of this Agreement, the Agreement of Merger, the agreements to be executed and delivered at the Closing, and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of each of the Company's and Subsidiary's Articles of Incorporation or Bylaws, (b) violate or conflict with any provision of, or be an event that is (or with the passage of time will result in) a default or violation of, or result in the modification, cancellation or acceleration of (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition or creation of any Encumbrances upon any of the assets of the Company, Subsidiary or the Principal Shareholder pursuant to, any Contract (as defined in Section 4.16) or any mortgage, lien, lease, agreement or instrument to which the Principal Shareholder, the Company or the Subsidiary is a party or by which each the Company, Subsidiary or the Principal Shareholder is bound, (c) violate or conflict with any Legal Requirement applicable to the Company, Subsidiary or the Principal Shareholder or any of its or his properties or assets or any other material restriction of any kind or character to which it or he is subject, or
(d) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any Government Authority.
This Agreement has been duly executed and delivered by the Company and the Principal Shareholder, and at the Closing the Employment Agreements and any other individual agreements will be duly executed and delivered by the Principal Shareholder and Stanley Y.H. Hee, and, assuming the due execution and delivery hereof and thereof by SM&A and Newco respectively, this Agreement constitutes the legal, valid and binding obligation of the Principal Shareholder and the Company, enforceable against each of them in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by the exercise of judicial discretion in accordance with equitable principles.

        4.3 Capital Stock. The authorized capital stock of the Company consists solely of 1,000,000 shares of voting common stock of which 336,927 are issued and outstanding. The Company has options outstanding to purchase 72,300 shares of common stock. The name of each of the Company's shareholders and the amount of capital stock of the Company held by each such Company shareholder is set forth on Schedule 4.3 attached hereto. The authorized capital stock of Subsidiary consists solely of 1,000,000 shares of voting common stock of which 450,000 are issued and outstanding and 400,000 of which are owned by the Company and 50,000 of which are owned by Michael Mathewson. The Company has agreed with the Subsidiary that the Subsidiary is authorized to issue shares of the Subsidiary to certain of its employees such that the Company's ownership interest in the Subsidiary following such issuance will constitute sixty percent (60%) of the Subsidiary's issued and outstanding common stock. The Company solely, and without the Principal Shareholder, represents and warrants that all of the issued and outstanding shares of the capital stock of the Company are owned by the shareholders free and clear of Encumbrances. All the issued and outstanding shares of Subsidiary which are owned by the Company are held free and clear of Encumbrances. The Company Stock and the outstanding capital stock of Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and such shares were offered, issued, sold and delivered by the Company or Subsidiary, as the case may be, in compliance with all applicable state and federal securities laws. Neither the Company Stock nor the Subsidiary capital stock was issued in violation of the preemptive rights of any past or present shareholder. Each of the Company's and Subsidiary's



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

stock record book, as heretofore made available to SM&A, is correct and complete.

        4.4 Transactions in Capital Stock and Spin-offs. Except as set forth on Schedule 4.4:

        Each of the Company and Subsidiary has not acquired any of its capital stock since December 17, 1997. No right of first refusal, option, warrant, call, conversion right or commitment of any kind exists with respect to any authorized but unissued capital stock of each of the Company and Subsidiary. In addition, there are no (a) outstanding securities or obligations that are convertible into or exchangeable for any authorized but unissued shares of the capital stock or other equity securities of each of the Company or Subsidiary, or (b) contracts, arrangements or commitments, written or otherwise, under which the Company or Subsidiary is or may become bound to sell or otherwise issue any shares of its capital stock or any other equity securities. Without limiting the generality of the foregoing, there is no basis upon which any person (other than any shareholder identified as a record owner of Company Stock on the Company's stock books, or spouse or a principal of a trust that is such a shareholder) may claim to be in any way the record or beneficial owner of, or to be entitled to acquire (of record or beneficially), any shares of the authorized but unissued capital stock or other equity securities of the Company or Subsidiary, and no person has made or threatened to make, or, to the Company's and the Principal Shareholder's knowledge, will in the future make, any such claim. In addition, neither the Company nor Subsidiary has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. There has been no transaction or action taken with respect to the equity ownership of the Company or Subsidiary in contemplation of the transaction described in this Agreement. Neither the voting stock structure of the Company or Subsidiary nor the beneficial or record ownership of shares has been altered or changed in contemplation of the Merger. Between December 17, 1997 and the Closing Date, there has not been any sale or spin-off of significant assets of the Company or Subsidiary other than in the ordinary course of business. Without limiting the generality of the foregoing, between December 17, 1997 and the Closing Date, there has not been any (a) issuance, sale, repurchase, redemption or other transfer of or transaction in the Company Stock or Subsidiary capital stock or (b) any sale or spin-off of significant assets of the Company or Subsidiary other than in the ordinary course of business.

        4.5 No Bonus Shares. Except as set forth on Schedule 4.5, none of the shares of the Company Stock or Subsidiary capital stock was issued for any consideration other than cash.

        4.6    Subsidiaries. Except for the Subsidiary and as set forth on
Schedule 4.6, the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity. Except as set forth on Schedule 4.6, each of the Company and Subsidiary is not, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

        4.7 Corporate History. Schedule 4.7 sets forth a complete list of the corporate predecessors of each of the Company and Subsidiary and a list of entities from which each of the Company and Subsidiary has acquired material assets in transactions other than in the ordinary course of business. Neither the Company nor Subsidiary has been a subsidiary or division of



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another corporation (in the case of Subsidiary, other than the Company), and has not been previously acquired and divested by another corporation.

        4.8 SM&A Stock Ownership. Since January 27, 1998, the effective date of SM&A's registration statement in respect of its initial public offering, neither the Company, Subsidiary nor the Principal Shareholder has ever owned any shares of SM&A's Stock.

        4.9 Financial Statements. Copies of the following consolidated financial statements (the "Financial Statements") of the Company are attached hereto as Schedule 4.9:

               (a) The Company's audited consolidated balance sheet as of June 27, 1997 and for the two (2) prior years, and consolidated statements of income, cash flows and shareholders' equity for the year then ended and for the two (2) prior years; and

               (b) The Company's unaudited consolidated balance sheet as of April 30, 1998 (hereinafter referred to as the "Balance Sheet Date") and consolidated statements of income, for the ten (10) month period then ended.

Such Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated. Such balance sheets present fairly the financial condition of each of the Company and Subsidiary as of the dates indicated thereon, on a consolidated basis, and such statements of earnings, and cash flows and retained earnings present fairly the results of its operations for the periods indicated thereon.

        4.10 Liabilities and Obligations. Except as set forth on Schedule 4.10, each of the Company and Subsidiary has no material liabilities or obligations of any nature (whether known or unknown, due or to become due, absolute, accrued, contingent or otherwise, and whether or not determined or determinable) and there is no existing condition, situation or set of circumstances which could result in such a liability or obligation, except for liabilities or obligations under any Contract specifically disclosed on Schedule
4.16 hereto, but only so long as no default by either the Company or Subsidiary (as the case may be) exists under any such Contract. For each such liability for which the amount is not fixed or is contested, the Company shall provide on
Schedule 4.10 a summary description of the liability.

        4.11 Approvals. Except as set forth on Schedule 4.11, no authorization, consent or approval of, or registration or filing with, any governmental authority or any other person is or was required to be, and has not been, obtained or made by the Company, Subsidiary or the Principal Shareholder in connection with the execution, delivery or performance of this Agreement.

        4.12 Accounts and Notes Receivable. Schedule 4.12 sets forth an accurate list of the accounts and notes receivable of each of the Company and Subsidiary as of the Balance Sheet Date, including receivables from and advances to the Subsidiary and the Company's employees and shareholders, and amounts that are not reflected in the most recent available balance sheet. Such list includes an aging of all accounts and notes receivable as of the Balance Sheet Date showing amounts due in thirty (30) day aging categories. Except as set forth on
Schedule 4.12, at least 95% of the amount of all accounts receivable, unbilled invoices and other debts due or recorded in the records and books of account of each of the Company and Subsidiary as being due to either the Company or Subsidiary (as the case may be) as at the date of this Agreement will be good, payable and collectible in full in the ordinary course of business within ninety (90) days after the Closing (or one hundred twenty (120) days, with respect to receivables, invoices and debts due from foreign (non-U.S.) payors), net of applicable reserves as recorded on the Company's or Subsidiary's books on the date hereof. Except as set forth on
Schedule 4.12, no contest with respect to the amount or validity of any amount is pending; and none of such accounts receivable or other debts is or will at the Closing be subject to any counterclaim or set-off. The values at which accounts receivable are carried reflect the accounts receivable valuation policy of Company or Subsidiary (as the case may be) which is consistent with GAAP applied on a consistent basis.

        4.13 Intellectual Property. Each of the Company and Subsidiary owns or has valid, binding and enforceable rights to use all patents, trademarks, trade names, service marks, service names, copyrights, applications for any of the foregoing, and licenses or other rights in respect of any of the foregoing ("Intellectual Property"), material to the conduct of its business and used or held for use in connection with its business, without any conflict with the rights of others. Neither the Company nor Subsidiary has received any notice from any other person pertaining to or challenging the right of the Company or Subsidiary to use any Intellectual Property or Technology owned or used by or licensed to the Company or Subsidiary. Neither the Company nor Subsidiary has granted any outstanding licenses or other rights, and has no obligation to grant any licenses or other rights, under, and the Principal Shareholder and employees of each of the Company and Subsidiary have no rights in or to, any of the Intellectual Property or Technology owned or used by or licensed to the Company or Subsidiary. Except as set forth on Schedule 4.13, no claims have been made by each of the Company and Subsidiary of any violation or infringement by others of the rights of the Company or Subsidiary with respect to any Intellectual Property or Technology of the Company or Subsidiary, and neither the Principal Shareholder nor the Company knows of any basis for the making of any such claim. To the best of the Principal Shareholder's Knowledge, neither the Company nor any of its employees or shareholders has violated or infringed any Intellectual Property or Technology rights of others.

        The Company has delivered to SM&A on Schedule 4.13 a complete and correct list and summary description of all Intellectual Property and Technology material to the conduct of the business and owned by, used by or licensed by each of the Company and Subsidiary.

        4.14 Permits. Each of the Company and Subsidiary owns or possesses all franchises, licenses, permits, consents, approvals and authorizations (collectively herein referred to as "Permits"), of any public or other Government Authority which are necessary for the conduct of its business as currently conducted. Each of the foregoing is in full force and effect, and each of the Company and Subsidiary is in compliance in all material respects with all of its obligations with respect thereto, and no event has occurred which permits, or upon giving the notice or lapse of time or otherwise would permit, revocation or termination of any of the foregoing.

        The Company has delivered to SM&A on Schedule 4.14 a complete and correct list and summary description of all Permits necessary to the conduct of the business of the Company and Subsidiary except for general business licenses in the municipalities in which it does business.

        4.15   Real and Personal Property.

               (a) Schedule 4.15(a) contains an accurate list of all leaseholds and other interests of every kind and description in real property owned by each of the Company and Subsidiary and leases or licenses or other rights to possession thereof. Neither the Company nor Subsidiary owns, nor has it ever owned, any real property.

               (b) Schedule 4.15(b) contains an accurate list of all items of tangible personal property of every kind or description owned or held by each of the Company and Subsidiary and which is capitalized by the Company and Subsidiary, and the leases or licenses or other rights to possession thereof, and includes an indication as to which assets were formerly or are currently owned by business or personal affiliates of each of the Company and Subsidiary. All tangible personal property of each of the Company and Subsidiary is in good operating condition and repair, ordinary wear and tear excepted.

               (c) Except as set forth on Schedule 4.15(c), each of the Company and Subsidiary has good and marketable title to, or holds by valid lease or license (which lease or license is in full force and effect and, to the best of the Principal Shareholder's Knowledge, binding upon the parties (and their successors) thereto in accordance with their respective terms), all assets and properties (including, without limitation, real and personal property and all other assets reflected on the balance sheet and all Intellectual Property and Technology) necessary to the conduct of the business of each of the Company and Subsidiary as presently conducted, in each case free and clear of all Encumbrances.

        4.16 Material Contracts and Commitments. Schedule 4.16 sets forth a summary description, complete and correct in all material respects, of the following material oral, and an accurate list of the following material written contracts, commitments and other agreements to which each of the Company and Subsidiary is a party or by which it or any of its properties is bound (herein collectively referred to as the "Contracts"):

               (a) agreements involving payments, individually or in the aggregate, in excess of $50,000;

               (b) joint venture or partnership agreements or limited liability company agreements;

               (c) loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements (without regard to dollar amount involved);

               (d) leases, licenses, options to purchase real or personal property involving future obligations on the part of the Company which aggregate in excess of $50,000;

               (e) agreements relating to the purchase or acquisition, by merger or otherwise, of a signification portion of the business assets or securities of the Company or Subsidiary by any other person or of any other person by the Company or Subsidiary (other than as contemplated by this Agreement);

               (f) contracts upon which the Company or Subsidiary is substantially dependent or which are otherwise material to the Company or Subsidiary;

               (g) agreements that limit or restrict the ability of the Company or Subsidiary to compete or otherwise to conduct their business in any manner or place, or that contain covenants of any other person not to compete with the Company or Subsidiary;

               (h) any agreement with any holder of securities of the Company or Subsidiary as such (including, without limitation, any agreement containing an obligation to register any of such securities under any federal or state securities laws);

               (i) agreements or documents that grant a power of attorney, agency or similar authority to another person or entity;

               (j) agreements with any labor union or association representing any employee of the Company or Subsidiary;

               (k) agreements with or for the benefit of any affiliates, shareholders, employees, consultants, officers or directors of the Company or Subsidiary providing for compensation or benefits individually in excess of $60,000 annually;

               (l) agreements that require the Company or Subsidiary to buy or sell goods or services with respect to which there will be material losses or will be costs and expenses materially in excess of expected receipts;

               (m)    agreements not made in the ordinary course of business;
        and

               (n) any other agreements, whether or not made in the ordinary course of business, that are material to the Company or Subsidiary.

        The Company has delivered or made available for review by SM&A or its representatives true and complete copies of the written Contracts. Each of the Company and Subsidiary has complied in all material respects with all commitments and obligations pertaining to any such Contract, and is not in material default under any such Contract and no notice of default has been received, nor to the best of the Principal Shareholder's Knowledge is there any default on the part of any other party to such Contract, or any intent of any such party to attempt to terminate or amend any such Contract. To the best of the Company's and the Principal Shareholder's knowledge, each of the Company and Subsidiary is not a party to any contract, agreement or other instrument or commitment which, singly or in the aggregate, materially and adversely affects or is likely to materially and adversely affect, the business, operations, properties, assets or condition (financial or otherwise) of the Company or Subsidiary.

        4.17 Insurance. Schedule 4.17-1 sets forth an accurate list of all insurance policies carried by each of the Company and Subsidiary, and the Company has delivered to SM&A on Schedule 4.17-2 an accurate list of all insurance loss runs or worker's compensation claims received for the past three
(3) policy years. Also attached to Schedule 4.17-1 is a summary of such policies currently in effect. The insurance carried by each of the Company and Subsidiary with respect to its properties, assets and business of each of the Company and Subsidiary is with financially responsible insurance companies. Such insurance policies are currently in full force and effect and shall remain in full force and effect through the Closing Date. Each of the Company's and Subsidiary's insurance has never been canceled and each of the Company and Subsidiary has never been denied coverage.

        4.18   Employees, Consultants, Etc.

               (a) Schedule 4.18(a) sets forth (i) an accurate and complete list of (A) all officers and directors of each of the Company and Subsidiary, (B) all employees and (C) all material consultants currently performing services for the Company or Subsidiary, and (ii) a list of all independent contractors and other agents currently performing services for each of the Company and Subsidiary accurate and complete in all material respects, setting forth in each case the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of the director, officer, employee, consultant, independent contractor and agent.

               (b) Schedule 4.18(b) also sets forth a schedule, accurate and complete, showing all employment agreements and any other agreements to which each of the Company and Subsidiary is a party or by which it is bound, containing terms providing for (i) compensation or other benefits or consequences upon the happening of a change of control of each of the Company and Subsidiary and (ii) deferred compensation; together in each case with such plans, agreements and any trusts related thereto, and classifications of employees covered thereby.

               (c) Each of the Company and Subsidiary has complied in all material respects with the verification requirements and the record keeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"); to the best of the Principal Shareholder's Knowledge, the information and documents on which each of the Company and Subsidiary relied in complying with IRCA are true and correct; and there have not been any discrimination complaints filed against the Company or Subsidiary pursuant to IRCA.

               (d) No employees of the Company or Subsidiary are represented by any labor union or covered by any collective bargaining agreement nor, to the best of the Principal Shareholder's Knowledge, is any campaign to establish such representation in progress.

               (e) To the knowledge of the Principal Shareholder after due inquiry, neither the Company nor Subsidiary has received or been notified of any complaint by any employees, applicant, union, or other party of any discrimination or other conduct forbidden by law.

               (f) Each of the Company and Subsidiary has filed all required reports and information that are due prior to the Closing Date and otherwise has complied in all material respects with all applicable regulatory requirements within the jurisdiction of the United States Equal Employment Opportunity Commission, United States Department of

        Labor and state and local human rights and/or civil rights agencies.

               (g) Neither the Company nor Subsidiary has received nor been notified of any intention by any of its employees to terminate his or her employment or to seek a modification in the terms of his or her employment, individually or collectively with other employees.

               (h) Except as set forth on Schedule 4.18(h), each employee, officer and director of each of the Company and Subsidiary has executed a confidentiality agreement and all of the employees, officers and directors (not including non-employee directors) of each of the Company and Subsidiary have executed a proprietary information and inventions agreement. Copies of such agreements have been provided to counsel to SM&A and Newco. Neither the Company nor Subsidiary is aware that any of such persons is in violation thereof.

        4.19   Benefit Plans; ERISA Compliance.

               (a) Schedule 4.19 contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to in this Section 4.19 as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (sometimes referred to in this Section 4.19 as "Welfare Plans") and all other Benefit Plans, as defined below, currently maintained in whole or in part, contributed to, or required to be contributed to by each of the Company and Subsidiary for the benefit of any present or former officer, employee or director of each of the Company and Subsidiary. For purposes of this Agreement, the term "Benefit Plan" shall mean any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, dependant care, cafeteria, employee assistance, scholarship or other plan, program, arrangement or understanding (whether or not legally binding) maintained in whole or in part, contributed to, or required to be contributed to by each of the Company and Subsidiary for the benefit of any present or former officer, employee or director of each of the Company or Subsidiary which is not a Pension Plan or Welfare Plan. Each of the Company and Subsidiary has delivered to SM&A true, complete and correct copies of (i) each Pension Plan, Welfare Plan and Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof) and all amendments (none of which amendments will materially increase the costs of the amended plan), (ii) the three annual reports on Form 5500 most recently filed with the Internal Revenue Service ("IRS") with respect to each Pension Plan or Welfare Plan (if any such report was required), (iii) the most recent IRS determination letter request for each Pension Plan intended to be qualified under Section 401(a) of the Code and all rulings or determinations concerning such Pension Plan requested of the IRS subsequent to the date of that letter, (iv) the most recent actuarial report for each Pension Plan and Welfare Plan for which an actuarial report is required by ERISA, (v) the most recent summary plan description for each Pension Plan and Welfare Plan for which such summary plan description is required by ERISA and each summary of material modifications prepared, as required by ERISA, after the last summary plan description, (vi) each trust agreement and/or group annuity contract relating to any Benefit Plan, and (vii) all other information reasonably requested by SM&A.

               (b) Each Pension Plan maintained and each pension plan formerly maintained that is or was intended to be qualified under
        Section 401(a) of the Code has been the subject of a determination letter from the IRS to the effect that such plan is qualified under
        Section 401(a) of the Code or can still be submitted in a timely manner to the IRS for such a letter, and no such determination letter has been revoked nor has revocation of any such letter been threatened, nor has any such plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs, and nothing has occurred or failed to occur which would cause the loss of such qualification, and all amendments required to be adopted before the Effective Time for any such Pension Plan to continue to be so qualified have been or will be duly and timely adopted; provided however, that to the extent that this representation applies to terminated pension plans, this representation refers to the qualified status of any such plan through the time of its termination. Each of the Company and Subsidiary has paid all premiums (including any applicable interest, charges and penalties for late payment) due the Pension Benefit Guaranty Corporation ("PBGC") with respect to each such Pension Plan for which premiums to the PBGC are required. No such Pension Plan in whole or in part maintained by each of the Company and Subsidiary has been terminated or partially terminated under circumstances which would result in liability to the PBGC.

               (c) Each of the Pension Plan, Welfare Plan and Benefit Plans sponsored by, and each of the benefit plans formerly sponsored by, each of the Company and Subsidiary: (i) has been in substantial compliance with all reporting and disclosure requirements of (x) Part 1 or Subtitle B of Title I of ERISA, if applicable, or (y) other applicable law, (ii) has had the appropriate required Form 5500 (or equivalent annual report) filed timely with the appropriate governmental entity for each year of its existence, (iii) has at all times complied with the bonding requirements of (x) Section 412 of ERISA, if applicable, or (y) other applicable law, (iv) has no issue pending (other than the payment of benefits in the normal course) nor any issue resolved adversely to the Company or Subsidiary which may subject the Company or Subsidiary to the payment of material penalty, interest, tax or other obligation, nor is there any basis for any imposition of any such liability, and (v) has been maintained in all respects in compliance with the applicable requirements of ERISA, the Code and other applicable law not otherwise covered hereunder so as not to give rise to any material liabilities to the Company or Subsidiary.

               (d) All voluntary employee benefit associations maintained by each of the Company and Subsidiary and intended to be exempt from federal income tax under Section 501(c)(9) of the Code have been submitted to and approved as exempt from federal income tax under
        Section 501(c)(9) of the Code by the IRS, and nothing has occurred or failed to occur which would cause the loss of such exemption.

               (e) Except as set forth on Schedule 4.19(e), the execution of this Agreement or the consummation of the transactions contemplated by this Agreement will not give rise to any, or trigger any, change of control, severance or other similar provisions in any Pension Plan, Welfare Plan or Benefit Plan. The consummation of any transaction contemplated by this Agreement will not result in any (i) payment (whether of severance pay or otherwise) becoming due from the Company or Subsidiary to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement; (ii) benefit under any Benefit Plan of the Company or Subsidiary being established or becoming accelerated, vested or payable; or (iii) payment or series of payments by the Company or Subsidiary, directly or indirectly, to any person that would constitute a "parachute payment" within the meaning of Section 280G of the Code.

               (f) Each of the Company and Subsidiary provides no material post-retirement medical, health, disability or death protection coverage or contributes to or maintains any employee welfare benefit plan which provides for medical, health, disability or death benefit coverage following termination of employment by any officer, director or employee except as is required by Section 4980B(f) of the Code or other applicable statute, nor has it made any representations, agreements, covenants or commitments to provide that coverage.

               (g) No Pension Plan or pension plan subject to Tile IV of ERISA (i) that each of the Company and Subsidiary maintains or maintained, or (ii) to which each of the Company and Subsidiary is or was obligated to contribute, other than any such plan that is or was a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) had, as of its most recent annual valuation date, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions which have been furnished to SM&A. None of such plans subject to Section 302 of ERISA has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA), whether or not waived. None of the Company, Subsidiary, any officer of the Company or Subsidiary, or any of the Pension Plan or Welfare Plans (including the Pension Plans and prior pension plans) which are subject to ERISA, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406, 407 or 408 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject each of the Company and Subsidiary or any officer of each of the Company and Subsidiary to the tax or penalty on prohibited transactions imposed by such Section 4975 of the Code or to any liability under ERISA which would have a material adverse effect on the Company or Subsidiary. No "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to which the 30-day notice requirement has not been waived has occurred and is continuing with respect to any such Pension Plan, other than as may arise as a result of the consummation of the Merger. Neither the Company nor Subsidiary has suffered a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 for which each of the Company and Subsidiary has any material liability outstanding.

               (h) With respect to any Welfare Plan, (i) each such Welfare Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with any applicable requirements of Part 6 of Title I of ERISA and

        Section 4980B(f) of the Code and (ii) each such Welfare Plan (including any such plan covering retirees or other former employees) may be amended or terminated with respect to health benefits without material liability to each of the Company or Subsidiary on or at any time after the Consummation Date.

               (i) All contributions required by law or by a collective bargaining or other agreement to be made under the Pension Plan, Welfare Plan or Benefit Plans with respect to all periods through the Effective Date of the Merger, including a pro rata share of contributions due for the current plan year, will have been made by such date or provided for by adequate reserves by each of the Company and Subsidiary. No changes in contribution rates or benefit levels have been implemented or negotiated (but not yet implemented), with respect to any Pension Plan, Welfare Plan or Benefit Plan since the date on which the information provided in the attached schedule has been provided, and no such changes are scheduled to occur.

               (j) Each of the Company and Subsidiary has not and will not have any material liability or obligation for taxes, penalties, contributions, losses, claims, damages, judgments, settlement costs, expenses, costs, or any other liability or liabilities of any nature whatsoever arising out of or in any manner relating to any Pension Plan, Welfare Plan or Benefit Plan (including but not limited to employee benefit plans such as foreign plans which are not subject to ERISA), that has been, or is, contributed to by any entity, whether or not incorporated, which is deemed to be under common control (as defined in Section 414 of the Code), with the Company or Subsidiary.

               (k) Each of the Company and Subsidiary has not violated in any material respect any of the health care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") applicable to its employees prior to the Effective Time of the Merger.

        4.20 Conformity with Law; Pending or Threatened Claims. Except as set forth on Schedule 4.20, each of the Company, Subsidiary, and the Principal Shareholder have complied with, and each of the Company and Subsidiary is not in material default under, any law, rule, ordinance, ruling, directive, or regulation or under any order, award, judgment or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over each of the Company and Subsidiary or any of its assets or its business; and there are no claims, actions, suits or proceedings, pending or, to the Knowledge of the Principal Shareholder threatened, against or affecting the Company or Subsidiary, at law or in equity, in any court, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over each of the Company and Subsidiary or its business and no notice of any such claim, action, suit or proceeding, whether pending or threatened, has been received. Each of the Company and Subsidiary has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statues, ordinances, permits, licenses, orders, approvals, variances, rules and regulations, including, without limitation, all such laws, rules, ordinances, decrees and orders relating to intellectual property protection, antitrust matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters, and trading-with-the-enemy matters. Neither the Company nor Subsidiary has received any notification of any asserted present or past unremedied failure by the Company or Subsidiary to comply with any of such laws, rules, ordinances, decrees or orders.

        4.21   Taxes.

               (a) Each of the Company and Subsidiary has timely filed all federal and other Tax Returns which are required to be filed; and except as set forth in Schedule 4.21-1 there are no waivers or extensions of the statute of limitations, audits or examinations in progress, judicial proceedings, or claims against each of the Company and Subsidiary for Taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim, whether pending or threatened, for Taxes has been received and not paid. Each of the Company and Subsidiary is not a party to any Tax Allocation or sharing agreement (i.e., any agreement or arrangement for the payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which includes the Company and Subsidiary); there are no requests for rulings in respect of any Tax pending by each of the Company and Subsidiary with any tax authority; and no penalty or deficiency in respect of any Taxes which has been assessed against the Company or Subsidiary remains unpaid. The amounts shown as accruals for Taxes on the financial statements of the Company or Subsidiary as of the Balance Sheet Date delivered to SM&A as a part of Schedule 4.9 are sufficient for the payment of all Taxes of all kinds (including penalties and interest) for any time or arising or incurred in connection with periods on or before the Closing Date and the Company has reserved an amount sufficient to pay all such Taxes. Copies of Tax Returns and franchise tax returns of each of the Company and Subsidiary for its last three (3) fiscal years, or such shorter period of time as it has existed, have been delivered to SM&A and are listed on Schedule 4.21-2. For purposes of this Section 4.21, "Tax" shall mean any United States or other federal, state, provincial, local or foreign income, gross receipts, property, sales, goods and services use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority. "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

               (b) No shareholder of the Company is a foreign person subject to withholding under Section 1445 of the Code and the regulations promulgated thereunder.

               (c) Each of the Company and Subsidiary has complied in all material respects with all applicable laws, rules and regulations relating to information reporting with respect to payments made to third parties and the withholding of and payment of withheld Taxes and has timely withheld from employee wages and other payments and paid over to the proper taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws or it has finally resolved and fully satisfied any liability for any failure to comply with any such matters.

               (d) There is no pending claim by any taxing authority in any jurisdiction in which each of the Company and Subsidiary does not pay Taxes or file Tax Returns that the Company or Subsidiary is required to pay Taxes or file Tax Returns.

               (e) Neither the Company nor Subsidiary has made an election under Section 341(f) of the Code.

               (f) Neither the Company nor Subsidiary has agreed nor is required to make any adjustment under Section 481(a) of the Code.

        4.22 Completeness. The certified copies of the Articles of Incorporation and Bylaws, both as amended to date, attached hereto as Schedule 4.1-2, and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents that are included on schedules attached hereto or that have been delivered to SM&A in connection with the transactions contemplated hereby, are complete and correct.

        4.23 Government Contracts. Except as set forth on Schedule 4.23, each of the Company and Subsidiary is not now and in the last five (5) years has not been a party to any governmental contracts subject to price redetermination or renegotiation.

        4.24 Absence of Changes. Except as set forth on Schedule 4.24, since the Balance Sheet Date, there has not been:

               (a) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of each of the Company and Subsidiary;

               (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of each of the Company and Subsidiary;

               (c) any change in the authorized capital of each of the Company and Subsidiary or its securities outstanding or any change in the ownership interests or any grant by each of the Company and Subsidiary of any options, warrants, calls, conversion rights or commitments;

               (d) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of each of the Company and Subsidiary;

               (e) any increase in the compensation, bonus, sales commissions, fringe benefits or fee arrangement payable or to become payable by each of the Company and Subsidiary to any of its officers, directors, shareholders, employees, consultants or agents, or any change in the method by which sales commissions are calculated and paid;

               (f) any work interruptions, labor grievances or claims filed, proposed law or regulation or any event or condition of any character, materially adversely affecting the business or future prospects of each of the Company and Subsidiary;

               (g) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of each of the Company and Subsidiary to any person, other than in the ordinary course of business including, without limitation, the Principal Shareholder and his respective affiliates;

               (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to each of the Company and Subsidiary, including without limitation any indebtedness or obligation of the Principal Shareholder or any affiliate thereof;

               (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of each of the Company and Subsidiary or requiring consent of any party to the transfer and assignment of any such assets, property or rights other than rights of SM&A;

               (j) any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets, except in the ordinary course of business;

               (k) any waiver of any material rights or claims of each of the Company and Subsidiary;

               (l) any breach, amendment or termination of any material contract, agreement, license, permit or other right to which each of the Company and Subsidiary is a party;

               (m) any transaction by each of the Company and Subsidiary outside the ordinary course of its business; or

               (n) any authorization, approval, agreement or commitment to do any of the foregoing.

        4.25 Deposit Accounts; Powers of Attorney. Schedule 4.25 contains an accurate list as of the date of this Agreement, of:

               (a) the name of each financial institution in which each of the Company and Subsidiary has accounts or safe deposit boxes;

               (b)    the names in which the accounts or boxes are held;

               (c)    the type of account; and

               (d) the name of each person authorized to draw thereon or have access thereto.

Schedule 4.25 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from each of the Company and Subsidiary and a description of the terms of such power. Each such power, if any, has been or will be canceled from and after the Closing Date.

        4.26 Relations with Governments. Neither the Company, Subsidiary, the Principal Shareholder nor, to the best of the Principal Shareholder's Knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or Subsidiary, has used any Company or Subsidiary funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. Neither the Company, Subsidiary, the Principal Shareholder nor, to the best of the Principal Shareholder's Knowledge, any current director, officer, agent, employee or other person acting on behalf of the Company or Subsidiary, has accepted or received any unlawful contributions, payments, gifts or expenditures. Each of the Company and Subsidiary has at all times complied, and is in compliance, with the Foreign Corrupt Practices Act and with all foreign laws and regulations relating to prevention of corrupt practices.

        4.27 Conflicts of Interest. Except as disclosed in Schedule 4.27, neither (a) any past or present officer or director of the Company or Subsidiary, nor (b) to the best of the Principal Shareholder's Knowledge, any relative of any past or present officer or director of the Company or Subsidiary, nor (c) any corporation, partnership, trust or other entity of which any such past or present officer or director of the Company or Subsidiary has a direct or indirect interest or is a director, officer, shareholder, partner or trustee, is or has ever been a party, directly or indirectly, to any transaction with the Company or Subsidiary, including without limitation any agreement or other arrangement providing for the furnishing of services by or to the Company or Subsidiary or the rental of any property from or to the Company or Subsidiary, or otherwise requiring or contemplating any payments by or to the Company or Subsidiary. Except as disclosed in Schedule 4.27, neither any present officer or director, nor any relative of any such officer or director, owns directly or indirectly any interest in any corporation, firm, partnership, trust or other entity or business which is a competitor, potential competitor, customer, client or supplier of each of the Company and Subsidiary or any related business.

        4.28 Environmental Matters. Except as set forth on Schedule 4.28, each of the Company and Subsidiary and all of its assets are in compliance with, and are not subject to any liability under, applicable federal, state and local environmental and public or occupational health or safety law, regulation or code or requirements relating to manufacture, storage, transport, generation, use, treatment, disposal or handling of pollutants, contaminants, hazardous or toxic wastes, substances, or materials ("Environmental Laws"). Each of the Company and Subsidiary holds all permits and registrations required by the Environmental Laws for the operation of its business. Each of the Company and Subsidiary has not received any notice, oral or written, of any environmental or public health or safety liability or violation. Except as set forth on Schedule 4.28, each of the Company and Subsidiary has not buried, dumped, disposed of, spilled or released any pollutants, contaminants or hazardous or toxic wastes, substances or materials, including paint and similar substances, which would constitute a violation of the Environmental Laws.

        4.29 Future Plans and Commitments. Schedule 4.29 contains a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real or personal property or existing business, to which each of the Company and Subsidiary has committed any material funds in the two (2) year period prior to the date of the Agreement, which if pursued by the Company or Subsidiary would require additional expenditures of significant efforts or capital.

        4.30 The Private Placement Memorandum. The information supplied by each of the Company and Subsidiary for inclusion in the Private Placement Memorandum to be sent to securityholders of the Company will not, on the date the Private Placement Memorandum (or any amendment thereof or supplement thereto) is first mailed to securityholders of the Company, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statement made therein not false or misleading. If at any time prior to the Effective Time any event relating to each of the Company, the Subsidiary or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Private Placement Memorandum or a supplement to the Private Placement Memorandum, the Company shall promptly inform SM&A and Newco.

        4.31 Disclosure. This Agreement and the Schedules hereto and all other documents included on, attached to or delivered with the Schedules hereto or which were otherwise delivered to SM&A pursuant to the provisions of this Agreement (including, without limitation, any agreement or disclosure with respect to Regulation D under the Securities Act of 1933, as amended ("Regulation D")) do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If the Company or the Principal Shareholder becomes aware prior to the Closing of any fact or circumstance which would change a representation or warranty of the Company or the Principal Shareholder contained in this Agreement, such person shall immediately give written notice of such fact or circumstance to SM&A. However, such notification shall not relieve any person of his respective obligations under this Agreement (including, without limitation, under Article 9), and the truth and accuracy of any and all warranties and representations of the Company and the Principal Shareholder at the date of this Agreement and at the Closing, shall be a precondition to the consummation of this transaction.

5.      REPRESENTATIONS AND WARRANTIES OF SM&A.

        SM&A represents and warrants to the Company and the Principal Shareholder as follows:

        5.1 Organization and Standing. SM&A and Newco are each corporations duly organized, validly existing and in good standing under the laws of the State of California and SM&A and Newco are each duly authorized, qualified and licensed under all applicable laws, regulations, and ordinances of public authorities to own its properties and assets and to carry on its business in the places and in the manner as it is now conducted except for where the failure to be so authorized, qualified or licensed would not have a material adverse affect on its business.

        5.2 Authorization and Binding Obligation. Each of SM&A and Newco has full corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by SM&A and Newco have been duly and validly authorized by all necessary action on their respective parts. This Agreement has been duly executed and delivered by each of SM&A and Newco and constitutes the legal, valid and binding obligation of SM&A and Newco, enforceable against SM&A and Newco in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by the exercise of judicial discretion in accordance with equitable principles.

        5.3 No Conflicts. The execution, delivery and performance of this Agreement by SM&A and Newco and the issuance and delivery of the shares of SM&A Stock to be received by the Company's shareholders in the Merger (a) will not violate the Articles of Incorporation or Bylaws of SM&A or the Articles of Incorporation or Bylaws of Newco; (b) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to SM&A or Newco; and (c) will not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a breach of the terms, conditions or provisions of, or constitute a default under any material agreement, instrument, license or permit to which SM&A is now a party.

        5.4 Approvals. The execution, delivery and performance of this Agreement by SM&A and Newco and the issuance and delivery of the shares of Common Stock to be received by the Shareholders in the Merger do not require (a) the consent, approval or authorization of any governmental or regulatory authority having jurisdiction over SM&A or Newco or of any third party that have not been obtained or (b) the submission or filing of any notice, report or other filing with any governmental or regulatory authority having jurisdiction over SM&A or Newco.

        5.5 Litigation and Administrative Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of SM&A, threatened against SM&A or Newco in any federal, state or local court, or before any administrative agency, that seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement.

        5.6 SM&A Stock Issued in Merger. The shares of SM&A Stock to be issued in the Merger will, when issued and delivered to the shareholders of the Company as a result of the Merger and pursuant to the terms of this Agreement, be duly and validly issued, fully paid, nonassessable and free of preemptive rights or other restrictions other than those imposed pursuant to securities laws and those expressly provided for in this Agreement.

        5.7 NASDAQ National Market Listing. SM&A's Common Stock is duly listed on the NASDAQ National Market and no inquiry or proceeding has been initiated or, to SM&A's best knowledge, threatened for the purpose of causing such listing to be terminated or restricted. The shares of SM&A Stock to be issued pursuant to the Merger will be, when issued (or as soon thereafter as reasonably practicable), duly listed on the NASDAQ National Market.

        5.8 Approvals. Except for the filing of merger documents with the State of California, a Form D, and filings made pursuant to applicable state securities laws, no filing with any governmental authority or any other person is or was required to be, and has not been, obtained or made by SM&A in connection with the execution, delivery or performance of this Agreement.

        5.9    Taxes.

               (a) Prior to the Merger, SM&A will be in control of Newco within the meaning of Section 368(c) of the Code. SM&A shall not cause or permit Newco to issue additional shares of its stock that would result in SM&A losing control of Newco within the meaning of Section 368(c) of the Code. No stock of Newco will be issued in the Merger.

               (b) During its corporate existence, Newco has owned no assets, and prior to the Merger shall not own any assets other than the SM&A Stock to be distributed in the Merger.

               (c) As of the date hereof and as of the Effective Time, SM&A has no plan or intention to reacquire any of its stock issued in the Merger.

               (d) SM&A shall not: liquidate Newco, merge Newco with or into another corporation, or sell or otherwise dispose of the stock of Newco, in any transaction other than this Merger, nor cause Newco to sell or otherwise dispose of any of the assets of the Company acquired in the Merger, except for dispositions made in the ordinary course of business transfers described in Section 368(a) of the Code, or other liquidations, dispositions or transfers which may be made without disqualifying the Merger as a tax-free reorganization under the Code. Following the Merger, SM&A will cause the Company to continue the historic business of the Company or to use a significant portion of the Company's business assets in a business.

               (e) There is no intercorporate indebtedness existing between the Company and SM&A nor between the Company and Newco that was issued, acquired, or will be settled at a discount. SM&A is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

        5.10 SEC Documents. SM&A has furnished, or within ten (10) days of the date hereof shall furnish, the Company and each of the Company's shareholders, with a true and complete copy of each report, schedule, registration statement and definitive proxy statement, if any, filed by SM&A with the SEC on or after January 29, 1998 (the "SEC Documents"), which are all the documents that SM&A was required to file with the SEC under the Exchange Act since that date. The SEC Documents as of their respective dates complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, applicable to such SEC Documents, and none of the SEC Documents as of the date thereof contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The financial statements of SM&A included in the SEC Documents as of their respective dates complied as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q and subject to normally recurring audit adjustments. Since the date the last report was filed by SM&A with the SEC, there has been no material adverse change in the financial condition, assets, or liabilities of SM&A.

        5.11 The Private Placement Memorandum. The information supplied by each of SM&A and Newco for inclusion in the Private Placement Memorandum to be sent to securityholders of the Company will not, on the date the Private Placement Memorandum (or any amendment thereof or supplement thereto) is first mailed to securityholders of the Company, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statement made therein not false or misleading. If at any time prior to the Effective Time any event relating to each of SM&A, Newco or any of its respective affiliates, officers or directors should be discovered by SM&A or Newco which should be set forth in an amendment to the Private Placement Memorandum or a supplement to the Private Placement Memorandum, SM&A or Newco shall promptly inform the Principal Shareholder.

6.      COVENANTS OF THE PRINCIPAL SHAREHOLDER AND THE COMPANY PRIOR TO CLOSING.

        6.1 Access and Cooperation. Between the date of this Agreement and the Closing Date, the Company will afford to the officers and authorized representatives of SM&A access to all of the Company's and Subsidiary's sites, properties, books and records and will furnish SM&A with such additional financial and operating data and other information as to the business and properties of each of the Company and Subsidiary as SM&A may from time to time reasonably request. The Company and Subsidiary will cooperate with SM&A, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any governmental agency. SM&A will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential. The Confidentiality Agreement heretofore signed by the Company and SM&A shall remain in full force and effect to the Closing.

        6.2 Conduct of Business Pending Closing. Between the date of this Agreement and the Closing Date, each of the Company and Subsidiary shall:

               (a) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

               (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

               (c) perform all of its obligations under agreements relating to or affecting its respective assets, properties or rights;

               (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

               (e) use its best efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationships with suppliers, customers and others having business relations with each of the Company and Subsidiary;

               (f) maintain compliance with all permits, laws, rules and regulations, consent orders, and similar governmental approvals;

               (g) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments, without the knowledge and consent of SM&A; and

               (h) maintain present salaries and commission levels for all officers, directors, employees and agents.

        6.3 Prohibited Activities. Between the Balance Sheet Date and the Closing Date, each of the Company and Subsidiary will not, without the prior written consent of SM&A:

               (a) make any change in its Articles of Incorporation or Bylaws;

               (b) except for the issuance of shares of stock on the exercise of presently outstanding options, issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

               (c) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock, except that the Company may repurchase shares of its common stock from employees pursuant to existing agreements;

               (d) enter into any contract or commitment or incur or agree to incur any liability, except in the ordinary course of business, or make any capital expenditures in excess of $10,000;

               (e) increase any fringe benefit or the compensation payable or to become payable to any officer, director, shareholder, employee or agent, or make any bonus or management fee payment to any such person except ordinary and customary bonuses to employees;

               (f) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired;

               (g) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

               (h) negotiate for the acquisition of any business or the start-up of any new business;

               (i) merge or consolidate or agree to merge or consolidate with or into any other corporation;

               (j)    waive any of its material rights or claims;

               (k) breach or permit a breach, amend or terminate any agreement or any of its permits, licenses or other rights; or

               (l) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

        6.4 Nondisclosure of Confidential Information. The Principal Shareholder recognizes and acknowledges that he had in the past, currently has, and in the future may possibly have, access to certain confidential information of each of the Company and Subsidiary, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company and Subsidiary and the Company's and Subsidiary's business. The Principal Shareholder agrees that he will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of SM&A or as required by law, unless such information becomes known to the public generally through no fault of the Principal Shareholder. In the event of a breach or threatened breach by the Principal Shareholder of the provisions of this Section 6.4, SM&A, the Company and Subsidiary shall be entitled to an injunction restraining the Principal Shareholder from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting SM&A, the Company and Subsidiary from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

        6.5 Release by Principal Shareholder. THE PRINCIPAL SHAREHOLDER HEREBY AGREES AND CONFIRMS THAT EFFECTIVE AS OF THE CLOSING HE HEREBY FULLY RELEASES, ACQUITS AND FOREVER DISCHARGES EACH OF THE COMPANY AND SUBSIDIARY, TOGETHER WITH ITS SUCCESSORS, ASSIGNS, AFFILIATES, ANY PARENT AND RELATED PARTIES, FROM ANY AND ALL LIABILITY, CLAIM, DAMAGE, SUIT, COST, EXPENSE OR OBLIGATION OF ANY NATURE WHATSOEVER WHETHER KNOWN OR UNKNOWN, ARISING IN RESPECT OF OR IN CONNECTION WITH ANY TIME OR PERIOD OF TIME ON OR PRIOR TO THE DATE HEREOF, EXCEPT FOR COMPENSATION PAYABLE TO THE PRINCIPAL SHAREHOLDER BY THE COMPANY OR SUBSIDIARY FOR THE MOST RECENT STANDARD PAYROLL PERIOD BASED UPON THE COMPANY'S OR SUBSIDIARY'S STANDARD PRACTICES WHICH HAS NOT BEEN PAID, PLUS THE REASONABLE REIMBURSABLE EXPENSES BASED UPON THE PAST PRACTICES OF THE PRINCIPAL SHAREHOLDER THAT HAVE NOT BEEN PAID.

        6.6 No Shop. Prior to the later of (i) the Closing Date or (ii) June 30, 1998, each of the Company, Subsidiary and the Principal Shareholder shall not, directly or indirectly, in any way solicit, initiate contact with, or enter into or conduct any discussions or negotiations, or enter into any agreements, whether written or oral, with any other firm, entity or individual, with respect to the sale of the stock or assets or the merger or other business combination of each of the Company and Subsidiary with any other entity (an "Acquisition Transaction"). Each of the

Company, Subsidiary and the Principal Shareholder, shall, if it or he is the recipient of such an offer, immediately notify SM&A of such event and the details of such offer. Notwithstanding the foregoing, this Section 6.6 shall have no further force and effect should SM&A notify the Company that it has determined to not proceed with the transactions contemplated by this Agreement.

        6.7 Options. Prior to the Closing, the Company shall make arrangements for the exercise, cancellation or conversion of the Company Options into SM&A Options as set forth herein.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE PRINCIPAL SHAREHOLDER.

        The obligations of the Company and the Principal Shareholder to close the transactions set forth in this Agreement are subject to the following conditions. Upon consummation of this Agreement, all conditions not satisfied are deemed to be waived:

        7.1 Representations and Warranties; Performance of Obligations. The representations and warranties of SM&A and Newco contained in Article 5 shall be accurate as of the Closing Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by SM&A and Newco on or before the Closing Date shall have been duly complied with and performed; and a certificate to the foregoing effect dated as of the Closing Date and signed by a duly authorized agent, the President, Chief Operating Officer or any Vice President of SM&A shall have been delivered to the Company.

        7.2 Counsel Approval. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to the Company.

        7.3 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by SM&A of the Company Stock and no governmental agency or body shall have taken any other action or made any request of the Company as a result of which the management of the Company deems it inadvisable to proceed with the transactions hereunder.

        7.4 Opinion of Counsel. The Company shall have received an opinion from Rutan & Tucker, LLP, counsel to SM&A, dated the Closing Date, substantially in the form attached hereto as Exhibit D.

        7.5 No Material Adverse Change. No material adverse change in the results of operations, financial condition or business of SM&A shall have occurred; and the Company shall have received a certificate signed by the Chief Operating Officer, Chief Financial Officer or Secretary of SM&A dated the Closing Date to such effect.

        7.6 Employment Agreements. Each of the employment agreements currently existing between the Company and Roger Skinner and Stanley Hee, respectively, shall be terminated prior to the Closing and replaced by an employment agreement satisfactory to SM&A and the respective employee.

        7.7 Securities Compliance. The issuance of the SM&A Stock to the Company's shareholders shall qualify for an exemption from registration pursuant to Regulation D.

8.      CONDITIONS PRECEDENT TO OBLIGATIONS OF SM&A AND NEWCO.

        The obligation of SM&A and Newco to close the transactions set forth in this Agreement are subject to the satisfaction, on or prior to the Closing Date, of the following conditions. Upon Closing, all conditions not satisfied are deemed to be waived.

        8.1 Representations and Warranties; Performance of Obligations. The representations and warranties of the Principal Shareholder and the Company contained in Article 4 shall be accurate as of the Closing Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by the Company and the Principal Shareholder on or before the Closing Date shall have been duly complied with and performed; and a certificate to the foregoing effect dated as of the Closing Date and signed by the Principal Shareholder and by a duly authorized agent, the President, Chief Financial Officer or Secretary of the Company shall have been delivered to SM&A.

        8.2 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by SM&A of the Company Stock; and no governmental agency or body shall have taken any other action or made any request of SM&A as a result of which the management of SM&A deems it inadvisable to proceed with the transactions hereunder.

        8.3 Examination of Financial Statements. Prior to the Closing Date, SM&A shall have had sufficient time to review the unaudited consolidated balance sheets of the Company as of May 1, 1998, and the unaudited consolidated statements of income, cash flow and shareholder's equity of the Company for the period then ended, disclosing no material adverse change in the financial condition of each of the Company and Subsidiary or the results of its operations from the financial statements originally furnished by the Company, as of June 27, 1997, and the twelve (12) month period so ended.

        8.4 No Material Adverse Change. No material adverse change in the results of operations, financial condition or business of each of the Company and Subsidiary shall have occurred, and each of the Company and Subsidiary shall not have suffered any material loss or damage to any of its properties or assets, whether or not covered by insurance, since the Balance Sheet Date, which change, loss or damage materially affects or impairs the ability of the Company or Subsidiary to conduct its business; and SM&A shall have received a certificate signed by the Principal Shareholder and by the President, Chief Financial Officer or Secretary of the Company dated the Closing Date to such effect.

        8.5 Review. SM&A, through its authorized representatives, must have been satisfied with its review of the assets, liabilities, operations, financial condition, and the practices and procedures of each of the Company and Subsidiary including, but not limited to, compliance with contracts and federal, state and local laws and regulations governing the operations of each of the Company and Subsidiary, disclosing no actual or probable violations, compliance problems, required capital expenditures or other substantive concerns.

        8.6 Counsel Approval. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to SM&A.

        8.7 Opinion of Counsel. SM&A shall have received an opinion from Rosenfeld, Meyer & Susman, LLP, counsel to the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit B.

        8.8 Consents and Approvals. All necessary consents of and filings with any governmental authority or agency or any third party relating to the consummation of the transactions contemplated herein shall have been obtained or made, as applicable, and no action or proceeding shall have been instituted or threatened to restrain or prohibit SM&A's acquisition of the Company Stock and no manufacturer, governmental agency or body shall have taken any other action or made any request of SM&A as a result of which SM&A reasonably deems it inadvisable to proceed with the transactions hereunder.

        8.9 Additional Liabilities and Obligations. The Company shall have delivered to SM&A a list, dated the Closing Date, setting forth all material liabilities and obligations of each of the Company and Subsidiary arising since the Balance Sheet Date.

        8.10 Additional Contracts. The Company shall have delivered to SM&A list, dated the Closing Date, showing all material contracts and agreements, together with copies thereof, entered into by each of the Company and Subsidiary since the date of this Agreement.

        8.11 Good Standing Certificates. The Company shall have delivered to SM&A a certificate, dated as of a date no longer than five (5) days prior to the Closing Date, duly issued by the appropriate governmental authority in the Commonwealth of Virginia and, unless waived by SM&A, in each state in which the Company is authorized to do business, showing the Company is in good standing and authorized to do business and that all state franchise and/or income tax returns have been filed and taxes paid for each of the Company and Subsidiary for all periods prior to the Closing.

        8.12 Securities Compliance. The issuance of the SM&A Stock to the Company's shareholders shall qualify for an exemption from registration pursuant to Regulation D.

        8.13   [RESERVED].

        8.14 Employment Agreements. Each of the employment agreements currently existing between the Company and Roger Skinner and Stanley Hee, respectively, shall be terminated prior to the Closing and replaced by an employment agreement satisfactory to SM&A and the respective employee.

        8.15 Options and Registration Rights. All outstanding rights, options, warrants and convertible securities of each of the Company and Subsidiary shall have been exercised, terminated or replaced to the satisfaction of SM&A, consistent with the other provisions of this Agreement. All existing registration rights of holders of securities in the Company shall have been terminated and SM&A shall have received a certificate to such effect, signed on behalf of the Company by the President, Chief Financial Officer or Secretary of the Company.

        8.16   [RESERVED]

        8.17 Compliance With Regulation D and Rule 144. All shareholders of the Company at the Closing Date shall have executed and delivered to SM&A appropriate documentation concerning the status and eligibility to receive SM&A Stock pursuant to Regulation D including an agreement in form and substance satisfactory to SM&A providing that such persons will not sell or otherwise dispose of any securities of SM&A received pursuant to the Merger except in compliance with Rule 144 promulgated under the Securities Act.

        8.18 Compliance With Rule 145. All persons who are "affiliates" of the Company at the Closing Date shall have executed and delivered to SM&A an agreement in form and substance satisfactory to SM&A providing that such persons will not sell or otherwise dispose of any securities of SM&A received pursuant to the Merger except in compliance with Rule 145 promulgated under the Securities Act.

9.      INDEMNIFICATION.

        9.1 Survival. The representations, warranties, covenants and agreements of the parties made in this Agreement shall survive (and not be affected in any respect by) the Closing and any examination or investigation conducted by or on behalf of the parties hereto and any information which any party may receive pursuant to the Schedules hereto or otherwise; provided, however, that if any party hereto has actual knowledge of a breach by another party and fails to inform such party of the breach prior to the Closing, then the party with actual knowledge of the breach shall not be entitled to indemnification under this Article 9. Notwithstanding the foregoing, the right of indemnification or other claim against a shareholder with respect to each representation and warranty contained in this Agreement shall terminate on the date (the "Survival Date") occurring on the second anniversary of the Closing Date; provided, however, that (a) the right to indemnification with respect to the representations and warranties set forth in Sections 4.19, 4.21 and 4.28 shall survive until thirty (30) days after the expiration of the applicable statute of limitations (or extensions or waivers thereof) relating to the matters set forth in such Sections, (b) the right to indemnification with respect to such representations and warranties, and the liability of either party with respect thereto, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given written notice prior to the Survival Date or such thirtieth day after the expiration of the applicable statute of limitations (or extensions or waivers thereof), whichever shall be applicable thereto in accordance with this Section 9.1.

        9.2    Indemnification by Shareholders.

               (a) The holders of Company Stock outstanding immediately prior to the Effective Time shall indemnify, defend, protect and hold harmless SM&A and the Company, each of their respective successors and assigns and each of their directors, officers, employees, agents and affiliates (each a "SM&A Indemnified Person"), at all times from and after the date of this Agreement (subject to any limitation on the survival of representations and warranties set forth in Section 9.1) against all losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses ("Losses") (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation ("Legal Expenses")) based upon, resulting from or arising out of (i) any inaccuracy or breach of any representation, or warranty of the Company or the Principal Shareholder contained in this Agreement, and (ii) the breach by the Company or the Principal Shareholder of, or the failure by the Company or the Principal Shareholder to observe, any of his covenants or other agreements contained in this Agreement.

               (b) The liability of each shareholder of the Company, other than the Principal Shareholder, under this Section 9.2 shall be limited to his pro rata interest in the Escrow Shares. The liability of the Principal Shareholder under this Section 9.2 shall be limited to the value as of the Effective Time of the Principal Shareholder's Merger Consideration under this Agreement.

               (c) All indemnification claims under this Section 9.2 shall be satisfied first from the Escrow Shares before the Principal Shareholder shall be required to satisfy all or any portion of such claims pursuant to his indemnification obligations hereunder.

        9.3 Indemnification by SM&A. SM&A covenants and agrees that it will indemnify, defend, protect and hold harmless the Principal Shareholder, his successors and heirs (the "Shareholder Indemnified Person") at all times from and after the date of this Agreement (subject to any limitation on the survival of representations and warranties set forth in Section 9.1) against all Losses (including specifically, but without limitation, Legal Expenses) based upon, resulting from or arising out of (a) any inaccuracy or breach of any representation or warranty of SM&A contained in this Agreement (it being understood that, notwithstanding anything to the contrary contained in this Agreement, to determine if there has been an inaccuracy or breach of a representation or warranty of SM&A and the Losses arising from such inaccuracy or breach, such representation or warranty shall be read as if it were not qualified by materiality, including, without limitation, qualifications indicating accuracy "in all material respects"), and (b) the breach by SM&A of, or the failure by SM&A to observe, any of its covenants or other agreements contained in or made pursuant to this Agreement.

        9.4    Indemnification Procedures.

               (a) Promptly after receipt by any person entitled to indemnification under Section 9.2 or 9.3 (an "indemnified party") of notice of the commencement of any action, suit or proceeding (other than actions, suits or proceedings with respect to Taxes which are provided for in Section 9.5 ("Tax Actions")) by a person not a party to this Agreement in respect of which the indemnified party will seek indemnification hereunder (a "Third Party Action"), the indemnified party shall notify the person that is obligated to provide such indemnification (the "indemnifying party") thereof in writing, but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party under Section
        9.2 or 9.3, except to the extent that the indemnifying party is prejudiced by the failure to give such notice. The indemnifying party shall be entitled to participate in the defense of such Third Party Action and to assume control of such defense (including settlement of such Third Party Action) with counsel reasonably satisfactory to such indemnified party; provided, however, that:

                       (i) the indemnified party shall be entitled to
               participate in the defense of such Third Party Action and to employ counsel at its own expense (which shall not constitute Legal Expenses for purposes of this Agreement) to assist in the handling of such Third Party Action;

                      (ii) the indemnifying party shall obtain the prior written approval of the indemnified party before entering into any settlement of such Third Party Action or ceasing to defend against such Third Party Action, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party or the indemnified party would be adversely affected thereby;

                      (iii) no indemnifying party shall consent to the entry of
               any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each indemnified party of a release from all liability in respect of such Third Party Action; and

                      (iv) the indemnifying party shall not be entitled to
               control the defense of any Third Party Action unless the indemnifying party confirms in writing its assumption of such defense and continues to pursue the defense reasonably and in good faith. After written notice by the indemnifying party to the indemnified party of its election to assume control of the defense of any such Third Party Action in accordance with the foregoing, (i) the indemnifying party shall not be liable to such indemnified party hereunder for any Legal Expenses subsequently incurred by such indemnified party attributable to defending against such Third Party Action, and (ii) as long as the indemnifying party is reasonably contesting such Third Party Action in good faith, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge the claim underlying, such Third Party Action without the indemnifying party's prior written consent. If the indemnifying party does not assume control of the defense of such Third Party Action in accordance with this Section 9.4, the indemnified party shall have the right to defend and/or settle such Third Party Action in such manner as it may deem appropriate at the cost and expense of the indemnifying party, and the indemnifying party will promptly reimburse the indemnified party therefor in accordance with this
               Section 9.4. The reimbursement of fees, costs and expenses required by this Section 9.4 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

               (b) If an indemnified party has actual knowledge of any facts or circumstances other than the commencement of a Third Party Action which cause in good faith it to believe that it is entitled to indemnification under this Article 9 then such indemnified party shall promptly give the indemnifying party notice thereof in writing, but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party under Section
        9.2 or 9.3, as the case may be, except to the extent that the indemnifying party is prejudiced by the failure to give such notice.

        9.5 Amount Limitation. An SM&A Indemnified Person shall not be entitled to indemnification under this Section 9 by the holders of Company Stock immediately prior to the Effective Time for any Losses unless the aggregate of Losses suffered by all SM&A Indemnified Persons considered together exceeds $220,500, and then only to the extent of such excess. The Shareholder Indemnified Person shall not be entitled to indemnification under this Section 9 by SM&A for any Losses unless the aggregate of Losses suffered by the Shareholder Indemnified Person exceeds $220,500, and then only to the extent of such excess.

10.     NONCOMPETITION.

        10.1 Prohibited Activities. The Principal Shareholder hereby covenants, acknowledges and agrees as follows:

               (a) If upon the termination of the Principal Shareholder's employment the Company and the Principal Shareholder have not executed a consulting agreement, then for a period of one (1) year after the termination of his employment (except as set forth in the following paragraph), the Principal Shareholder shall not for any reason whatsoever, directly or indirectly, for himself or on behalf or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature engage, as an officer, director, shareholder, owner, partner, joint venturer, lender or in any capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business that directly or indirectly competes with the business conducted by the Company, Subsidiary, SM&A, or any of their subsidiaries in the area of competitive procurement in any geographical location where they or any of their subsidiaries conducts business as of the Closing Date; provided, however, that if after the commencement of the one-year noncompete period, the closing sale price for SM&A Stock reported by the Nasdaq National Market is more than $4.50 below the Average Closing Price for the Base Period for more than one hundred eighty (180) consecutive trading days, then the restrictions set forth in this
        Article 10 shall not apply;

               Notwithstanding the foregoing provisions of this paragraph (a) the Principal

        Shareholder may (i) be a passive investor owning no more than 1% of the outstanding equity securities of any corporation the equity securities of which are listed on a national securities exchange or traded on the NASDAQ National Market System and with which the Principal Shareholder has no other connection whatsoever or (ii) invest in or act as an employee, consultant or other position for SM&A, or any of its Affiliates;

               (b) For a period of two (2) years, the Principal Shareholder shall not, directly or indirectly, knowingly offer to employ any person who is, at that time, or which has been within one (1) year prior to that time, an employee of SM&A, the Company or the Subsidiary;

               (c) For a period of two (2) years after the Closing Date, the Principal Shareholder shall not, directly or indirectly, engage or participate in any effort or act to induce any customer, supplier, associate, employee, sales or other agent or independent contractor of the Company or the Subsidiary or which has been a customer, supplier, employee, sales or other agent or independent contractor of the Company or the Subsidiary within two (2) years prior to that time, to take any action which might be disadvantageous to the Company and Subsidiary, or not to take any action which might be advantageous to the Company and Subsidiary; for a period of two (2) years, the Principal Shareholder shall not for any reason whatsoever, directly or indirectly, for himself or on behalf or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature call upon any prospective acquisition candidate which is in the same business as the business of the Company or the Subsidiary as of the time of the Closing, on the Principal Shareholder's behalf or on behalf of any competitor which candidate was either called upon by the Company or the Subsidiary (including the respective subsidiaries thereof, if any) or for which the Company or the Subsidiary made an acquisition analysis, for the purpose of acquiring such entity;

               (d) The Principal Shareholder acknowledges that the damages that would be suffered by SM&A as a result of any breach of the provisions of this Section 10.1 may not be calculable and that an award of a monetary judgment for such a breach would be an inadequate remedy. Consequently, SM&A shall have the right, in addition to any other rights it may have, to obtain, in any court of competent jurisdiction, injunctive relief to restrain any breach or threatened breach of any provision of this Section 10.1 or otherwise to specifically enforce any of the provisions hereof, and SM&A shall not be obligated to post a bond or other security in seeking such relief. This remedy is in addition to damages directly or indirectly suffered by SM&A and reasonable attorneys fees; and

               (e) It is agreed by the parties that the foregoing covenants in this Section 10.1 impose a reasonable restraint on the Principal Shareholder in light of the activities and business of the Company, the Subsidiary and SM&A (including SM&A's other subsidiaries).

               (f) The parties hereto agree that the duration and area for which the covenants in this Section 10.1 are to be effective are reasonable. In the event that any court finally determines that the time period or the geographic scope of any such covenant is unreasonable or excessive and any covenant is to that extent made unenforceable, the parties agree that the restrictions of this Section
        10.1 shall remain in full force and effect for the greatest time period and within the greatest geographic area that would not render it unenforceable. The parties intend that each of the covenants in Sections 10.1(a), (b), (c) and (d) shall be deemed to be a separate covenant.

        10.2 Independent Covenant. All of the covenants in this Section 10 shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of the Principal Shareholder against the Company, the Subsidiary or SM&A, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by SM&A, the Company or Subsidiary of such covenants. It is specifically agreed that all time periods stated in this Section 10 above, shall be computed by excluding from such computation any time during which the Principal Shareholder is in violation of any provision of this Article 10.

        10.3 Materiality. The Principal Shareholder hereby agrees that this covenant is a material and substantial part of this transaction.

11. FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON SM&A STOCK; REGISTRATION RIGHTS.

        11.1 Regulation D. The SM&A Stock issuable in connection with the Merger has not, and as of the Closing will not, be registered under the Securities Act. Such SM&A Stock will be issued pursuant to an exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act. Consequently, the SM&A Stock issued in connection with the Merger may not be sold or otherwise transferred unless a registration statement under the Securities Act is in effect with respect to such securities, or in the alternative, an exemption from registration under the Securities Act is found to be available to the reasonable satisfaction of SM&A.

        11.2 Registration Rights Agreement; Registration Efforts. On the Closing Date, SM&A and the recipients of SM&A Stock in connection with the Merger shall each execute a Registration Rights Agreement (the "Registration Rights Agreement") in substantially the form of Exhibit E attached hereto which shall provide that the SM&A Stock issuable pursuant to the Merger shall be registered, pursuant to a registration statement to be filed with the SEC. SM&A shall use its reasonable best efforts to register with the SEC on Form S-8 the SM&A Options and shares issuable upon exercise thereof prior to the first anniversary of the Effective Time.

        11.3 Form 8-K. The Principal Shareholder shall cooperate with and assist the Company and SM&A, to the extent reasonably requested by the Company or SM&A, in providing information for the preparation of the Report on Form 8-K to be filed by SM&A in connection with the Merger.

        11.4 Legend. All SM&A Stock issued in connection with the Merger shall bear substantially the following legend:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT

        BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED."

12.     CERTAIN DEFINITIONS.

        "Affiliate" (whether or not capitalized) shall mean, with respect to any person, any other person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first person. As used in this definition, "control" shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or other ownership interest, by contract or otherwise).

        "Dissenters' Rights" shall mean the rights of shareholders to dissent from corporate action and receive payment of the fair value of their shares of Company Stock under Section 1300 et seq. of the California Corporations Code.

        "Encumbrances" shall mean mortgages, liens, pledges, encumbrances (legal or equitable), claims, charges, security interests, covenants, conditions, voting and other restrictions, rights-of-way, easements, options, encroachments, rights of others and any other matters affecting title, except, in the case of the Company Stock and the SM&A Stock, for restrictions on the sale or other disposition thereof imposed by federal or state securities laws.

        "GAAP" shall mean generally accepted accounting principles.

        "Government Authority" shall mean any government or state (or any subdivision thereof), whether domestic, foreign or multinational, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any government court or tribunal.

        "Knowledge" shall mean facts that are known by Principal Shareholder after having made diligent inquiry of the other executive officers of the Company with respect to their knowledge of the relevant facts.

        "Legal Requirement" shall mean any law, statute, ordinance, code, rule, regulation, standard, judgment, decree, writ, ruling, arbitration award, injunction, order or other requirement of any Government Authority.

        "Material Adverse Effect" shall mean any material adverse change in or effect on, or any change that may reasonably be expected to have a material adverse effect on, (i) the business, operations, assets, liabilities, condition (financial or otherwise), results of operations, or prospects of each of the Company and Subsidiary or (ii) the ability of the Company, Subsidiary or the Principal Shareholder to consummate the transactions contemplated by this Agreement or any related agreement to which it or he is a party.

        "Person" (whether or not capitalized) shall mean and include an individual, corporation, company, limited liability company, limited liability partnership, partnership, joint venture, association, trust, and other unincorporated organization or entity and a governmental entity or any department or agency thereof.

        "Private Placement Memorandum" means the Private Placement Memorandum and related disclosure documents furnished to the Company's securityholders pursuant to the requirements of Regulation D under the Securities Act.

        "SEC" shall mean the Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Technology" shall mean all trade secrets, proprietary information, software and computer programs and source code data relating thereto (including all current and historical data bases) research records, test information, market surveys, marketing know-how, inventories, know-how, process and procedures owned, used by or licensed to each of the Company and Subsidiary.

13.     TERMINATION.

        13.1 Circumstances of Termination. This Agreement may be terminated (notwithstanding approval by the shareholders of any party hereto):

               (a) By the mutual consent in writing of the Boards of Directors of Company and SM&A;

               (b) By the Board of Directors of Company if any condition provided in Section 7 hereof has not been satisfied or waived on or before the Effective Date;

               (c) By the Board of Directors of SM&A if any condition provided in Section 8 hereof has not been satisfied or waived on or before the Effective Date;

               (d) By the Board of Directors of either Company or SM&A if the Effective Time has not occurred by June 30, 1998;

               (e) By SM&A if the Company or the Principal Shareholder has breached any of the representations or warranties contained in Section 4;

               (f) By SM&A if the Company's Board of Directors (i) fails to include a recommendation that the Company's shareholders vote in favor of the adoption of this Agreement, (ii) withdraws its recommendation that shareholders vote in favor or (iii) promulgates a favorable recommendation regarding an Acquisition Transaction; and

               (g) If the Average Closing Price for the Base Period is more than $4.50 below the average closing price reported by the Nasdaq National Market of SM&A Stock over the twenty (20) trading days ending on (and including) the trading day immediately prior to the date of the execution of this Agreement (the "Average Pre-Signing Price"), then SM&A or the Company may elect to terminate this Agreement.

               (h) By Company if SM&A has breached any of the representations or warranties contained in Section 5;

        13.2   Termination Fee.

               (a) In order to induce SM&A to enter into this Agreement and to reimburse SM&A for its costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, the Company will make a cash payment to SM&A in the amount of SM&A's reasonable out-of-pocket expenses in connection with this Agreement and the transactions contemplated hereby (as evidenced by invoices and receipts in reasonable detail) up to a maximum of $250,000 if:

                       (i)   SM&A has terminated this Agreement pursuant to
               Section 13.1(e) because of a breach of any of the Company's and the Principal Shareholder's representations and warranties contained in Section 4; or

                      (ii)   SM&A has terminated this Agreement pursuant to
               Section 13.1(f).

               (b) In addition to the amount payable under Section 13.2(a), the Company will make a cash payment to SM&A of $1,000,000 if within twelve (12) months following the termination of this Agreement the Company is acquired in an Acquisition Transaction for consideration greater than $14,700,000.

               (c) Any payment required under this Section 13.2 will be payable by the Company to SM&A by wire transfer of immediately available funds to an account designated by SM&A within thirty (30) business days after demand by SM&A.

        13.3 Effect of Termination. Except as provided in Section 13.2, in the event of a termination of this Agreement pursuant to Section 13.1 hereof, each party shall pay the costs and expenses incurred by it in connection with this Agreement and no party (or any of its officers, directors, and shareholders) shall be liable to any other party for any costs, expenses, damages, or loss of anticipated profits hereunder.

14.     GENERAL.

        14.1 Cooperation. The Company, the Principal Shareholder and SM&A shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Principal Shareholder will cooperate and use his best efforts to have the present officers, directors and employees of the Company cooperate with SM&A on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

        14.2 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned except by operation of law or the prior written consent of the other parties, and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of SM&A, and the heirs and legal representatives of the Principal Shareholder.

        14.3 Entire Agreement. This Agreement (including the Exhibits attached hereto and the Schedules delivered pursuant hereto) and the other writings specifically identified herein or contemplated hereby contain the entire agreement and understanding between the parties hereto with respect to the transactions contemplated herein and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Company, the Principal Shareholder and SM&A.

        14.4 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

        14.5 Brokers and Agents. Each party represents and warrants that it employed no broker or agent in connection with this transaction, and agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

        14.6 Payment of Expenses. Each of the parties hereto shall pay all its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

        14.7 Attorney's Fees, Prevailing Party. Should any proceeding be commenced between the parties to this Agreement seeking to enforce any of its provisions the prevailing party in such proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for attorneys' fees and all legal expenses and fees incurred on appeal and all interest thereon. For the purposes of this provision, "prevailing party" shall include a party which dismisses an action for recovery hereunder in exchange for payment of the sum allegedly due, performance of covenants allegedly breached, or consideration substantially equal to the relief sought in the action or proceeding.

        14.8 Notices. All notices or communications required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

               (a)    If to SM&A or Newco, addressed to them at:

                      Steven Myers & Associates, Inc.
                      4695 MacArthur Court, Eight Floor
                      Newport Beach, California 92660
                      Attn:  Chief Operations Officer
                      with a copy to:

                      Rutan & Tucker
                      611 Anton Blvd., Suite 1400
                      Costa Mesa, CA 92626-1998
                      Attn:  Thomas J. Crane, Esq.

               (b)    If to the Principal Shareholder, addressed to:

                      Roger H. Skinner
                      9251 Rubio Avenue
                      Sepulveda, CA 91343

                      with a copy to:

                      Rosenfeld, Meyer & Susman, LLP
                      9601 Wilshire Blvd, 4th Floor
                      Beverly Hills, CA 90210
                      Attn:  David D. Wexler, Esq.

        14.9 Governing Law. This Agreement shall be construed in accordance with the laws of the State of California.

        14.10 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

        14.11  Time. Time is of the essence of this Agreement.

        14.12 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such a manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

        14.13 Binding on Trust Principals. Any and all obligations, duties and liabilities of a Principal Shareholder that is a trust shall be deemed to apply and shall apply to the principals of such trust.

        14.14 General Terms. As used in this Agreement, the terms "herein," "herewith," and "hereof" are references to this Agreement, taken as a whole; the term "includes" or "including" shall mean "including, without limitations," and references to a "Section," "subsection," "clause," "Article," "Exhibit," "Appendix," or "Schedule" shall mean a Section, subsection, clause, Article, Exhibit, Appendix or Schedule of this Agreement, as the case may be, unless in any such case the context requires otherwise. All references to a given agreement, instrument or other document shall be a reference to that agreement, instrument or other document as modified, amended, supplemented and restated through the date as of which such reference is made, and reference to a Law includes any amendment or modification thereof. The singular shall include the plural, and the masculine shall include the feminine and neuter, and vice versa.

        14.15 Schedule Disclosure. Any disclosure or information set forth on any schedule hereto shall be deemed incorporated by reference into all other schedules hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

"SM&A"                                  STEVEN MYERS & ASSOCIATES, INC.,
                                        a California corporation


                                        By: /s/ Kenneth W. Colbaugh
                                            ------------------------------------

                                        Name: Kenneth W. Colbaugh
                                              ----------------------------------

                                        Title: Chief Operating Officer
                                               ---------------------------------



"COMPANY":                              SPACE APPLICATIONS CORPORATION,
                                        a California corporation


                                        By: /s/ Roger H. Skinner
                                            ------------------------------------
                                                Roger H. Skinner, President



"NEWCO":                                SAC ACQUISITION, INC.,
                                        a California corporation

                                        By: /s/ Kenneth W. Colbaugh
                                            ------------------------------------

                                        Name: Kenneth W. Colbaugh
                                              ----------------------------------

                                        Title: President
                                               ---------------------------------



"PRINCIPAL SHAREHOLDER":                /s/ Roger H. Skinner
                                        ----------------------------------------
                                        ROGER H. SKINNER

                                                                    APPENDIX A-1



                               AGREEMENT OF MERGER
                                       OF
                              SAC ACQUISITION, INC.
                                       AND
                         SPACE APPLICATIONS CORPORATION


        This Agreement of Merger is dated May 29, 1998, by and among SPACE APPLICATIONS CORPORATION, a California corporation ("Company") and SAC ACQUISITION, INC., a California corporation ("Newco").

                                 R E C I T A L S

        WHEREAS, Company is a California corporation and has 336,927 shares of its common stock outstanding as of the date hereof;

        WHEREAS, Newco is a California corporation and has 100 shares of its common stock outstanding as of the date hereof, all of which are owned by Steven Myers & Associates, Inc., a California corporation ("SM&A");

        WHEREAS, SM&A has 15,000,000 shares of its common stock outstanding as of the date hereof;

        NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

        1. Newco shall be merged with and into Company, and Company shall be the surviving corporation.

        2. Upon such merger, all outstanding shares of common stock of Company shall be automatically converted to 2.433 shares of common stock of SM&A.

        3. Upon such merger, each outstanding share of Newco shall be automatically converted to one fully paid and nonassessable share of common stock of Company.

        4. Upon such merger, the Articles of Incorporation of the Company shall be amended and restated to read as set forth in Exhibit A.

        5. The conversion of shares as provided by this Agreement of Merger shall occur automatically upon the effective date without action on the part of SM&A, Newco, Company or the holders of such shares. On and after the effective date and until surrender for exchange, each outstanding stock certificate which immediately prior to the effective date represented shares of Company common stock shall be deemed for all purposes, to evidence ownership of and to represent the number of shares of SM&A common stock into which such shares of Company common stock shall have been converted, and the record holders of such outstanding certificates shall, after the effective date, be entitled to vote such shares of SM&A common





                                     A-1-1
stock on any matters on which the holders of record of SM&A common stock shall be entitled to vote.

        6. Upon such merger, the separate existence of Newco shall cease and Company shall succeed, without other transfer, to all the rights and property of Newco and shall be subject to all the debts and liabilities thereof in the same manner as if Company had itself incurred them. All rights of creditors and all liens upon the property of each corporation shall be preserved unimpaired, provided that such liens upon property of Newco shall be limited to the property affected thereby immediately prior to the time the merger is effective.

        7. After the merger becomes effective, Newco, through the persons who were its officers immediately prior to the merger, shall execute or cause to be executed such further assignments, assurances or other documents as may be necessary or desirable to confirm title to properties, assets and rights in Company.

        8. The effective date of the merger is the date upon which a copy of this Agreement of Merger is filed with the Secretary of State of California.

        IN WITNESS WHEREOF, the parties have executed this Agreement of Merger on the date first set forth above.

                                       SPACE APPLICATIONS CORPORATION,
                                       a California corporation


                                       By: /s/ Roger Skinner
                                           ------------------------------------
                                           Roger Skinner, President


                                       By: /s/ Stanley Y.H. Hee
                                           ------------------------------------
                                           Stanley Y.H. Hee, Secretary



                                       SAC ACQUISITION, INC.,
                                       a California corporation


                                       By: /s/ Kenneth W. Colbaugh
                                           -------------------------------------
                                           Kenneth W. Colbaugh, President


                                       By: /s/ Ronald A. Hunn
                                           -------------------------------------
                                           Ronald A. Hunn, Secretary



                                     A-1-2

                                                                    APPENDIX A-2



                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                         SPACE APPLICATIONS CORPORATION


                                        I

        The name of the Corporation is:

                         Space Applications Corporation

                                       II

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

        This Corporation is authorized to issue only one class of shares of stock which shall be designated as common stock; the total number of shares which the Corporation is authorized to issue is 1,000,000.

                                       IV

        The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.



                                     A-2-1

                                        V

        The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Corporation and its shareholders.



                                     A-2-2

                                                                    APPENDIX A-3












                           AMENDED AND RESTATED BYLAWS

                                       OF

                         SPACE APPLICATIONS CORPORATION
                            a California corporation

                                       TABLE OF CONTENTS

                                                                                     Page
ARTICLE I.  OFFICES.................................................................  1
        Section 1.  Principal Executive Office......................................  1
        Section 2.  Other Offices...................................................  1

ARTICLE II.  SHAREHOLDERS...........................................................  1
        Section 1.  Place of Meetings...............................................  1
        Section 2.  Annual Meetings.................................................  1
        Section 3.  Special Meetings................................................  1
        Section 4.  Notice of Annual or Special Meeting.............................  2
        Section 5.  Quorum..........................................................  2
        Section 6.  Adjourned Meeting and Notice Thereof............................  2
        Section 7.  Voting..........................................................  3
        Section 8.  Record Date.....................................................  5
        Section 9.  Consent of Absentees............................................  5
        Section 10. Action Without Meeting..........................................  6
        Section 11. Proxies.........................................................  6
        Section 12. Inspectors of Election..........................................  6

ARTICLE III.  DIRECTORS.............................................................  7
        Section 1.  Powers..........................................................  7
        Section 2.  Number of Directors.............................................  8
        Section 3.  Election and Term of Office.....................................  8
        Section 4.  Vacancies.......................................................  8
        Section 5.  Place of Meeting................................................  9
        Section 6.  Regular Meetings................................................  9
        Section 7.  Special Meetings................................................  9
        Section 8.  Quorum..........................................................  9
        Section 9.  Participation in Meetings by Conference
                    Telephone....................................................... 10
        Section 10. Waiver of Notice................................................ 10
        Section 11. Adjournment..................................................... 10
        Section 12. Fees and Compensation........................................... 10
        Section 13. Action Without Meeting.......................................... 10
        Section 14. Rights and Inspection........................................... 10
        Section 15. Committees...................................................... 11

ARTICLE IV.  OFFICERS............................................................... 11
        Section 1.  Officers........................................................ 11
        Section 2.  Election........................................................ 12
        Section 3.  Subordinate Officers............................................ 12
        Section 4.  Removal and Resignation......................................... 12
        Section 5.  Vacancies....................................................... 12
        Section 6.  Chairman of the Board........................................... 12
        Section 7.  President....................................................... 12
        Section 8.  Vice President.................................................. 13
        Section 9.  Secretary....................................................... 13
        Section 10. Chief Financial Officer......................................... 13

ARTICLE V.  OTHER PROVISIONS........................................................ 14
        Section 1.  Inspection of Corporate Records................................. 14
        Section 2.  Inspection of Bylaws............................................ 14



                                      A-3-i

                                                                                    Page
        Section 3.  Endorsement of Documents; Contracts............................. 15
        Section 4.  Certificates of Stock........................................... 15
        Section 5.  Representation of Shares of other Corporations.................. 16
        Section 6.  Stock Purchase Plans............................................ 16
        Section 7.  Annual Report to Shareholders................................... 16
        Section 8.  Construction and Definitions.................................... 16

ARTICLE VI.  INDEMNIFICATION........................................................ 17
        Section 1.  Definitions..................................................... 17
        Section 2.  Indemnification in Actions by Third
                    Parties......................................................... 17
        Section 3.  Indemnification in Actions by or in the
                    Right of the Corporation........................................ 17
        Section 4.  Mandatory Indemnification Against Expenses...................... 18
        Section 5.  Required Determinations......................................... 18
        Section 6.  Advance of Expenses............................................. 18
        Section 7.  Other Indemnification........................................... 18
        Section 8.  Circumstances Where Indemnification Not
                    Permitted....................................................... 19
        Section 9.  Insurance....................................................... 19
        Section 10. Nonapplicability to Fiduciaries of Employee
                    Benefit Plans................................................... 19

ARTICLE VII.  AMENDMENTS............................................................ 19



                                     A-3-ii

                           AMENDED AND RESTATED BYLAWS

                          For the regulation, except as
                      otherwise provided by statute or its
                            Articles of Incorporation

                                       of

                         SPACE APPLICATIONS CORPORATION
                            a California corporation


                                    ARTICLE I
                                     OFFICES

        Section 1. Principal Executive Office. The principal executive office of the Corporation shall be located at 901 Follin Lane, Suite 400, Vienna, Virginia 22180. The Board of Directors (herein called the "Board") is granted full power and authority to change said principal executive office from one location to another.

        Section 2. Other Offices. Branch or subordinate offices may be established at any time by the Board at any place or places.


                                   ARTICLE II
                                  SHAREHOLDERS

        Section 1. Place of Meetings. Meetings of shareholders shall be held either at the principal executive office of the Corporation or at any other place within or without the State of California which may be designated either by the Board or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary.

        Section 2. Annual Meetings. The annual meetings of the shareholders shall be held on such date and at such time as may be fixed by the Board. At such meetings, Directors shall be elected and any other proper business may be transacted.

        Section 3. Special Meetings. Special meetings of the shareholders may be called at any time by the Board, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting. Upon request in writing to the Chairman of the Board, the President, any Vice President or the Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five nor more than sixty days after the receipt of the request. If the notice is not given within twenty days after



                                     A-3-1
receipt of the request, the persons entitled to call the meeting may give the notice.

        Section 4. Notice of Annual or Special Meeting. Written notice of each annual or special meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

        Notice of a shareholders' meeting shall be given either personally or by mail or by other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice; or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person given the notice by electronic means, to the recipient.

        Section 5. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to have less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

        Section 6. Adjourned Meeting and Notice Thereof. Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum (except as provided in Section 5 of this Article) no other business may be transacted at such meeting.

        It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, when any shareholders'



                                     A-3-2
meeting is adjourned for more than 45 days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

        Section 7. Voting. The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the Corporation on the record date determined in accordance with Section 8 of this Article.

        Voting shall in all cases be subject to the provisions of Chapter 7 of the California General Corporation Law, and to the following provisions:

                  (a) Subject to clause (g), shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder's name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee's name.

                  (b) Shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in the order of the court by which such receiver was appointed.

                  (c) Subject to the provisions of Section 705 of the California General Corporation Law and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                  (d) Shares standing in the name of a minor may be voted and the Corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the Corporation has notice, actual or constructive, of the nonage, unless a guardian of the minor's property has been appointed and written notice of such appointment given to the Corporation.

                  (e) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation. Shares which are purported to be voted or



                                     A-3-3
        any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this subdivision, unless the contrary is shown.

                  (f) Shares of the Corporation owned by any subsidiary shall not be entitled to vote on any matter.

                  (g) Shares held by the Corporation in a fiduciary capacity, and shares of the issuing corporation held in a fiduciary capacity by any subsidiary, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the Corporation binding instructions as to how to vote such shares.

                  (h) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

                           (i) If only one votes, such act binds all;

                          (ii) If more than one vote, the act of the majority so
                  voting binds all;

                          (iii) If more than one vote, but the vote is evenly
                  split on any particular matter, each faction may vote the securities in question proportionately.

        If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

        Subject to the following sentence and to the provisions of Section 708 of the California General Corporation Law, every shareholder entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes for any candidate or candidates pursuant to the preceding sentence unless such candidate or candidates' names have been placed in nomination



                                     A-3-4
prior to the voting and the shareholder has given notice at a meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

        Elections need not be by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at the meeting and before the voting begins.

        In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

        Section 8. Record Date. The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than 60 days nor less than 10 days prior to the date of the meeting nor more than 60 days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to the exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the Corporation after the record date. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than 45 days.

        If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the next business day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose other than set forth in this
Section 8 or Section 10 of this Article shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

        Section 9. Consent of Absentees. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or



                                     A-3-5
made a part of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, except as provided in Section 601(f) of the California General Corporation Law.

        Section 10. Action Without Meeting. Subject to Section 603 of the California General Corporation Law, any action which, under any provision of the California General Corporation Law, may be taken at any annual or special meeting of shareholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless a record date for voting purposes be fixed as provided in Section 8 of this Article, the record date for determining shareholders entitled to give consent shall be the day on which the first written consent is given.

        Section 11. Proxies. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary. Every proxy duly executed shall continue in full force and effect until revoked by the person executing it prior to the vote pursuant thereto effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or by attendance at the meeting and voting in person by the person executing the proxy; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise provided in the proxy.

        Section 12. Inspectors of Election. In advance of any meeting of shareholders, the Board may appoint any persons, other than nominees for office inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any shareholder or shareholder's proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed.

        The duties of such inspectors shall be as prescribed by Section 707(b) of the California General Corporation Law and shall include: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all



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votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.


                                   ARTICLE III
                                    DIRECTORS

        Section 1. Powers. Subject to limitations of the Articles of Incorporation, of these Bylaws and of the California General Corporation Law relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these Bylaws:

                  (a) To select and remove all the other officers, agents and employees of the Corporation, prescribe the powers and duties for them as may not be inconsistent with applicable law, with the Articles of the Corporation or these Bylaws, fix their compensation and require from them security for faithful service.

                  (b) To conduct, manage and control the affairs and business of the Corporation and to make such rules and regulations therefor not inconsistent with applicable law, or with the Articles of the Corporation or these Bylaws, as they may deem best.

                  (c) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best.

                  (d) To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms and for such consideration as may be lawful.

                  (e) To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation or other evidences of debt and securities thereof.



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        Section 2. Number of Directors. The authorized number of directors shall be, until changed by amendment of the Articles or by a Bylaw duly adopted by the shareholders, one (1).

        Section 3. Election and Term of Office. The directors shall be elected at each annual meeting of the shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

        Section 4. Vacancies. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

        Vacancies in the Board, except those existing as a result of a removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director's successor has been elected and qualified.

        A vacancy or vacancies in the Board shall be deemed to exist in the case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

        The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

        The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote. If the Board accepts the resignation of a director tendered to take effect at a future time,



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the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

        No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

        Section 5. Place of Meeting. Regular or special meetings of the Board shall be held at any place within or without the State of California which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the Corporation.

        Section 6. Regular Meetings. Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Call and notice of all such regular meetings of the Board of Directors is hereby dispensed with. Other regular meetings of the Board shall be held without call on such dates and at such times as may be fixed by the Board, and shall be subject to the notice requirements set forth in Section 7 hereof.

        Section 7. Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President or the Secretary or by any two directors.

        Special meetings of the Board shall be held upon four days' written notice or 48 hours' notice given personally or by telephone, telegraph, telecopier, telex or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

        Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated in person or by telephone or wireless, to the recipient or to a person at the office or residence of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

        Section 8. Quorum. One third of the authorized number of directors or two directors, whichever is larger, constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or



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made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

        Section 9. Participation in Meetings by Conference Telephone. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

        Section 10. Waiver of Notice. The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such a meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        Section 11. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

        Section 12. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

        Section 13. Action Without Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with minutes of the proceedings of the Board.

        Section 14. Rights and Inspection. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.



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        Section 15. Committees. The Board may appoint one or more committees, each consisting of two or more directors, and delegate to such committees any of the authority of the Board except with respect to:

                           (i) The approval of any action for which the
                  California General Corporation Law also requires shareholders' approval of the outstanding shares.

                          (ii) The filling of vacancies on the Board or in any
                  committee;

                          (iii) The fixing of compensation of the directors for
                  serving on the Board or on any committee;

                          (iv) The amendment or repeal of Bylaws or the adoption
                  of new Bylaws;

                           (v) The amendment or repeal of any resolution of the
                  Board which by its express terms is not so amendable or repealable;

                          (vi) A distribution to the shareholders of the
                  Corporation except at a rate or in a periodic amount or within a price range determined by the Board; or

                          (vii) The appointment of other committees of the Board
                  or the members thereof.

        Any such committee must be appointed by resolution adopted by a majority of the authorized number of directors and may be designated an Executive Committee or by such other name as the Board shall specify. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.


                                   ARTICLE IV
                                    OFFICERS

        Section 1. Officers. The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Financial Officers and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.



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        Section 2. Election. The officers of the Corporation, except such officers as may be elected or appointed in accordance with the provisions of
Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.

        Section 3. Subordinate Officers. The Board may elect, and may empower the President to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

        Section 4. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board of Directors at any time or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment.

        Any officer may resign at any time by giving written notice to the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

        Section 6. Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned by the Board.

        Section 7. President. Subject to such powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President is the general manager and chief executive officer of the Corporation and has, subject to the control of the Board, general supervision, direction and control of the business and officers of the Corporation. The President shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. The President has the general powers and duties of management usually vested in the office of president and general manager of a corporation and such other powers and duties as may be prescribed by the Board.



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        Section 8. Vice President. In the absence or disability of the
President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

        Section 9. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the Corporation at the principal executive offices or business office in accordance with Section 213 of the California General Corporation Law.

        The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

        The Secretary shall give, or cause to be given, notice of all meetings of the shareholders of the Board and of any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

        Section 10. Chief Financial Officer. The Chief Financial Officer is the chief financial officer of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send or cause to be sent to the shareholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

        The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions entered into as Chief Financial Officer and of the financial



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condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.


                                    ARTICLE V
                                OTHER PROVISIONS

        Section 1. Inspection of Corporate Records.

                  (a) A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation shall have an absolute right to do either or both of the following:

                           (i) Inspect and copy the record of shareholders'
                  names and addresses and shareholdings during usual business hours upon five business days' prior written demand upon the Corporation; or

                          (ii) Obtain from the transfer agent, if any, for the
                  Corporation, upon five business days' prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses who are entitled to vote for the election of directors and their shareholdings as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand.

                  (b) The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the Corporation, for a purpose reasonably related to such holder's interest as a shareholder or holder of a voting trust certificate.

                  (c) The accounting books and records and minutes of proceedings of the shareholders and the Board and committees of the Board shall be open to inspection upon written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as a holder of such voting trust certificate.

                  (d) Any inspection and copying under this Article may be made in person or by agent or attorney.

        Section 2. Inspection of Bylaws. The Corporation shall keep in its principal executive office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by shareholders at all reasonable times, during office hours. If the principal executive office of the Corporation is located outside



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the State of California and the Corporation has no principal business office in such state, it shall upon the written notice of any shareholder furnish to such shareholder a copy of these Bylaws as amended to date.

        Section 3. Endorsement of Documents; Contracts. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing and any assignment or endorsements thereof executed or entered into between the Corporation and any other person, when signed by the Chairman of the Board, the President or any Vice President and the Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant Financial Officer of the Corporation shall be valid and binding on the Corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by another person or persons and in such manner as from time to time shall be determined by the Board, and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

        Section 4. Certificates of Stock. Every holder of shares of the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Chief Financial Officer or an Assistant Financial Officer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

        Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

        Except as provided in this Section, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time. The Board may, however, if any certificate for shares is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, and the Corporation may require that the Corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the



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alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

        Section 5. Representation of Shares of other Corporations. The President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

        Section 6. Stock Purchase Plans. The Corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the Corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

        Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment and option or obligation on the part of the Corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

        Section 7. Annual Report to Shareholders. The annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders.

        Section 8. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Provisions of the California Corporations Code and in the California General Corporation Law shall govern the construction of these Bylaws.



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                                   ARTICLE VI
                                 INDEMNIFICATION

        Section 1. Definitions. For the purposes of this Article, "agent" means any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation. "Proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification under Sections 4 or 5(d).

        Section 2. Indemnification in Actions by Third Parties. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

        Section 3. Indemnification in Actions by or in the Right of the Corporation. The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action, provided that no such person shall be indemnified for acts, omissions or transactions for which California Corporations Code Section 204(a)(10) disallows eliminating or limiting the personal liability of a director. No indemnification shall be made under this Section 3 for any of the following:

                  (a) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of such person's duty to the Corporation and its shareholders, unless and only to the



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        extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

                  (b) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

                  (c) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

        Section 4. Mandatory Indemnification Against Expenses. To the extent that an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

        Section 5. Required Determinations. Except as provided in Section 4, any indemnification under this Article shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3, by any of the following:

                  (a) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

                  (b) If a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

                  (c) Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

                  (d) The court in which such proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the Corporation.

        Section 6. Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article.

        Section 7. Other Indemnification. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or



                                     A-3-18
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otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of this corporation. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Article shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

        Section 8. Circumstances Where Indemnification Not Permitted. No indemnification or advance shall be made under this Article, except as provided in Sections 4 or 5(d), in any circumstance where it appears:

                  (a) That it would be inconsistent with a provision of the Articles, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                  (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

        Section 9. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Article.

        Section 10. Nonapplicability to Fiduciaries of Employee Benefit Plans. This Article does not apply to a proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent as defined in Section 1 of the employer Corporation. The Corporation shall have power to indemnify such a trustee, investment manager or other fiduciary to the extent permitted by subdivision (f) of Section 207 of the California General Corporation Law.


                                   ARTICLE VII
                                   AMENDMENTS

        These Bylaws may be amended or repealed either by approval of the outstanding shares or by the approval of the Board; provided, however, that after the issuance of shares, a Bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable Board or vice versa may only be adopted by approval of the outstanding shares.



                                     A-3-19

                                                                    APPENDIX C-1



                              EMPLOYMENT AGREEMENT


        AGREEMENT, dated as of May 29, 1998 between, a SPACE APPLICATIONS CORPORATION ("Employer"), and ROGER H. SKINNER ("Employee").

                               W I T N E S E T H:

        WHEREAS, Employer has been acquired in a reverse triangular merger transaction by Steven Myers & Associates, Inc. ("SM&A");

        WHEREAS, Employee was the Chief Executive Officer and a major shareholder of Employer immediately prior to such acquisition;

        WHEREAS, Employer desires to retain the services of Employee and Employee desires to be employed by Employer upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

1.      Employment.

        The Employer hereby employs Employee, and Employee hereby agrees to serve, as Executive Transition Advisor or in such other comparable executive position as shall be assigned to Employee by Employer's Board of Directors, for the period hereinafter defined. Employee agrees to perform services related to the transition consistent with such office concerning the Acquisition and as shall from time to time be assigned to Employee by Employer's Board of Directors relating to such transition and, in the absence of such assignment, such services customary to such office as are necessary to the operations of Employer. The employment hereunder is not contemplated to be full time, but on an as needed basis to assist with the transition of Employer within the SM&A organization.

2.      Term of Employment.

        The employment hereunder shall be for the period (the "Term of Employment") which shall commence on the date hereof and shall end on the first anniversary of the date set forth above, unless earlier terminated (a) upon death of Employee, (b) at the option of Employer, upon 20 days' prior written notice to Employee, in the event of the inability of Employee to perform his duties hereunder, whether by reason of injury (physical or mental), illness or otherwise, incapacitating Employee for a continuous period exceeding 180 days of
(c) upon the discharge of Employee by the Board of Directors of Employer for "cause" as defined herein. For purposes of this Agreement, an event or occurrence constituting "cause" shall mean:



                                     C-1-1

                    (i) Employee's willful failure or refusal after notice thereof, to perform specific directives of the Board of Directors of Employer, when such directives are consistent with the scope and nature of Employee's duties and responsibilities as set forth in Section 1 hereof;

                   (ii) Dishonesty of Employee materially and adversely affecting Employer;

                  (iii) Drunkenness or use of drugs which interferes with the performance of Employee's duties and responsibilities under this Agreement, continuing after warning;

                   (iv) Employee's conviction of a felony or of any crime involving moral turpitude, fraud or misrepresentation;

                    (v) Any gross or willful conduct of Employee resulting in substantial loss of Employer, substantial damage to Employer's reputation or theft or defalcation from Employer;

                   (vi) Gross incompetence on the part of Employee in the performance of the duties and responsibilities under this Agreement; and

                  (vii) Any material breach (not covered by any of the clauses
        (i) through (vi)) of any of the provisions of this Agreement if such breach is not cured within 10 days after written notice thereof to Employee by Employer or, if not curable within 10 days, if Employee has taken material steps to cure within such 10 day period and such cure occurs within 30 days of such breach.

        In addition, upon the expiration of the Term of Employment, Employer shall have the option, in its sole and absolute discretion, to retain Employee as a consultant to Employee for an additional one year period, on terms and conditions to be agreed upon by the parties at such time. Employee has no duty or obligation to mitigate damages and no sums earned by Employee from other employment shall offset the obligation of Employer hereunder.

3.      Compensation.

        (a) Base Salary. As compensation for services hereunder and in consideration of his agreement not to compete as set forth in Section 4, during the Term of Employment Employer shall pay Employee an annual salary of $150,000 which shall be payable in appropriate installments to conform with the regular payroll dates for salaried personnel of Employer.

        (b) Other Benefits. The fringe benefits, perquisites, and other benefits of employment enjoyed by Employee during the year prior to the execution of this Agreement will continue during the Term of Employment.

        (c) Payment Upon Early Termination. In the event of early termination of employment for any reason specified in Section 2(a), (b) or (c) hereof, Employer shall no longer be obligated to make any salary payments of any kind whatsoever to Employee or Employee's



                                     C-1-2
estate. However, any salary payments earned but not yet made shall be made by Employer to Employee or Employee's estate. Upon and after termination of employment for whatever reason specified in Section 2 hereof, Employee shall be entitled to such benefits other than salary payments to which Employee has become entitled under the terms of any plan or program referred to in this
Section 3.

4.      Covenant Not to Compete; Intellectual Property; Confidentiality.

        (a) Covenant Not to Compete. During the Term of Employment and for one year thereafter, Employee will not, within any jurisdiction in which Employer or any of its affiliates is duly qualified to do business, or within any marketing area in which Employer or any of its affiliates is doing business, directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business in the area of "competitive procurements", such being the business currently conducted by Space Applications Corporation as of the date of this Agreement. For these purposes, Employee's ownership of securities of public company not in excess of 1% of any class of such securities shall not be considered to be competition with Employer.

        For a period of twelve (12) months after termination of Employee's employment with Employer, Employee agrees to refrain from interfering with the employment relationship between Employer and its other employees by soliciting any of such individuals to participate in independent business ventures and agrees to refrain from soliciting business from any client or prospective client of Employer for Employee's benefit or for any entity in which Employee has an interest or is employed.

        It is the desire and intent of the parties that the provisions of this
Section 4(a) shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this Section 4(a) shall be adjudicated to be invalid or unenforceable, this Section 4(a) shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this Section 4(a) in the particular jurisdiction in which such adjudication is made.

        (b) Intellectual Property. During the Term of Employment, Employee will disclose to Employer all ideas, inventions and business plans developed by Employee during such period which relate directly or indirectly to the business of Employer or affiliates, including without limitation any process, operation, product or improvement which may be patentable or copyrightable. Employee agrees that such will be the property of Employer and that Employee will at Employer's request and cost do whatever is necessary to secure the rights thereto by patent, copyright or otherwise to Employer.

        (c) Confidentiality. Employee agrees that Employee will not divulge to anyone (other than Employer or any persons employed or designated by Employer) any knowledge or information of any type whatsoever of a confidential nature relating to the business of Employer or any of its subsidiaries or affiliates, including without limitation all types of trade secrets (unless readily ascertainable from public or published information or trade sources). Employee



                                     C-1-3
further agrees not to disclose, publish or make use of any such knowledge or information of a confidential nature without the prior written consent of Employer unless required by law.

5.      Reimbursement of Expenses.

        Employee shall be entitled to be reimbursed for reasonable travel and other expenses incurred in connection with Employee's services to Employer pursuant to and during the term of this Agreement upon a basis consistent with the policies of the Company, including, without limitation, commute expenses to the Newport Beach offices of Employer's parent, Steven Myers & Associates, Inc. from Employee's residence within Southern California.

6.      Breach By Employee.

        Both parties recognize that the services to be rendered under this Agreement by Employee are special, unique and extraordinary in character, and that in the event of the breach by Employee of the terms and conditions of this Agreement to be performed by Employee, or in the event Employee performs services for any person, firm, corporation or other entity engaged in a competing line of business with Employer, the Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by Employee, or to enjoin Employee from performing services for any such other person, firm, corporation or other entity. No breach by or termination of Employee hereunder shall affect Employee's rights under any agreement respecting the merger referred to in the introduction to this Agreement.

7.      Assignment.

        This Agreement is a personal contract and, except as specifically set forth herein, the rights and interests of Employee herein may not be sold, transferred, assigned, pledged or hypothecated. The rights and obligations of Employer hereunder shall be binding upon and run in favor of the successors and assigns of Employer provided that Employer not assign this Agreement without Employee's written consent. In the event of any attempted assignment or transfer of rights hereunder by Employee contrary to the provisions hereof, Employer shall have no further liability for payments hereunder.

8.      Governing Law; Captions.

        This Agreement contains the entire agreement between the parties and shall be governed by the law of the State of California. It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought, and consented to in writing by each of the parties hereto. Section headings are for convenience of reference only and shall not be considered a part of this Agreement.



                                     C-1-4

9.      Prior Employment Agreements.

        This Agreement supersedes and terminates all prior agreements between the parties relating to the subject matter herein addressed including that certain Employment Agreement by and between Employer and Employee dated
February 7, 1995 which, as of the date hereof, is of no further force or effect.

10.     Notices.

        Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered in person or sent by telex, telecopy or by registered or certified mail, postage prepaid, in the case of Employee, addressed as follows:

Roger H. Skinner
9251 Rubio Avenue
Sepulveda, CA 91343

with a copy to:

Rosenfeld, Meyer & Susman, LLP
9601 Wilshire Blvd, 4th Floor
Beverly Hills, CA 90210
Attn:  David D. Wexler, Esq.

and,

in the case of Employer, addressed to it as follows:

Space Applications Corporation
c/o Steven Myers & Associates, Inc.,
4695 MacArthur Boulevard, Eighth Floor
Newport Beach, California  92660
Attention: Chief Operating Officer

with a copy to:

Rutan & Tucker
611 Anton Boulevard, 14th Floor
Costa Mesa, California  92626
Attention:  Thomas J. Crane, Esq.

or such other address or number as shall be furnished in writing by either party to the other, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopier, telex or mailed.



                                     C-1-5

        IN WITNESS WHEREOF, Employer has by its appropriate officer signed this Agreement and Employee has signed this Agreement, on and as of the day and year first above written.

        EMPLOYER:                      SPACE APPLICATIONS CORPORATION,
                                       a California corporation

                                       By: /s/ Kenneth W. Colbaugh
                                           Its: President


        EMPLOYEE:                      /s/ Roger H. Skinner
                                       -------------------------------------
                                       ROGER H. SKINNER










                                     C-1-6

                                                                    APPENDIX C-2



                              EMPLOYMENT AGREEMENT


        AGREEMENT, dated as of May 29, 1998 between, a SPACE APPLICATIONS CORPORATION ("Employer"), and STANLEY Y.H. HEE ("Employee").

                               W I T N E S E T H:

        WHEREAS, Employer has been acquired in a reverse triangular merger transaction by Steven Myers & Associates, Inc. ("SM&A");

        WHEREAS, Employee was the Chief Executive Officer and a major shareholder of Employer immediately prior to such acquisition;

        WHEREAS, Employer desires to retain the services of Employee and Employee desires to be employed by Employer upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

1.      Employment.

        The Employer hereby employs Employee, and Employee hereby agrees to serve, as Executive Transition Advisor or in such other comparable executive position as shall be assigned to Employee by Employer's Board of Directors, for the period hereinafter defined. Employee agrees to perform services related to the transition consistent with such office concerning the Acquisition and as shall from time to time be assigned to Employee by Employer's Board of Directors relating to such transition and, in the absence of such assignment, such services customary to such office as are necessary to the operations of Employer. The employment hereunder is not contemplated to be full time, but on an as needed basis to assist with the transition of Employer within the SM&A organization.

2.      Term of Employment.

        The employment hereunder shall be for the period (the "Term of Employment") which shall commence on the date hereof and shall end on the first anniversary of the date set forth above, unless earlier terminated (a) upon death of Employee, (b) at the option of Employer, upon 20 days' prior written notice to Employee, in the event of the inability of Employee to perform his duties hereunder, whether by reason of injury (physical or mental), illness or otherwise, incapacitating Employee for a continuous period exceeding 180 days of
(c) upon the discharge of Employee by the Board of Directors of Employer for "cause" as defined herein. For purposes of this Agreement, an event or occurrence constituting "cause" shall mean:



                                     C-2-1

                    (i) Employee's willful failure or refusal after notice thereof, to perform specific directives of the Board of Directors of Employer, when such directives are consistent with the scope and nature of Employee's duties and responsibilities as set forth in Section 1 hereof;

                   (ii) Dishonesty of Employee materially and adversely affecting Employer;

                  (iii) Drunkenness or use of drugs which interferes with the performance of Employee's duties and responsibilities under this Agreement, continuing after warning;

                   (iv) Employee's conviction of a felony or of any crime involving moral turpitude, fraud or misrepresentation;

                    (v) Any gross or willful conduct of Employee resulting in substantial loss of Employer, substantial damage to Employer's reputation or theft or defalcation from Employer;

                   (vi) Gross incompetence on the part of Employee in the performance of the duties and responsibilities under this Agreement; and

                  (vii) Any material breach (not covered by any of the clauses
        (i) through (vi)) of any of the provisions of this Agreement if such breach is not cured within 10 days after written notice thereof to Employee by Employer or, if not curable within 10 days, if Employee has taken material steps to cure within such 10 day period and such cure occurs within 30 days of such breach.

        In addition, upon the expiration of the Term of Employment, Employer shall have the option, in its sole and absolute discretion, to retain Employee as a consultant to Employee for an additional one year period, on terms and conditions to be agreed upon by the parties at such time. Employee has no duty or obligation to mitigate damages and no sums earned by Employee from other employment shall offset the obligation of Employer hereunder.

3.      Compensation.

        (a) Base Salary. As compensation for services hereunder and in consideration of his agreement not to compete as set forth in Section 4, during the Term of Employment Employer shall pay Employee an annual salary of $150,000 which shall be payable in appropriate installments to conform with the regular payroll dates for salaried personnel of Employer.

        (b) Other Benefits. The fringe benefits, perquisites, and other benefits of employment enjoyed by Employee during the year prior to the execution of this Agreement will continue during the Term of Employment.

        (c) Payment Upon Early Termination. In the event of early termination of employment for any reason specified in Section 2(a), (b) or (c) hereof, Employer shall no longer be obligated to make any salary payments of any kind whatsoever to Employee or Employee's



                                     C-2-2
estate. However, any salary payments earned but not yet made shall be made by Employer to Employee or Employee's estate. Upon and after termination of employment for whatever reason specified in Section 2 hereof, Employee shall be entitled to such benefits other than salary payments to which Employee has become entitled under the terms of any plan or program referred to in this
Section 3.

4.      Covenant Not to Compete; Intellectual Property; Confidentiality.

        (a) Covenant Not to Compete. During the Term of Employment and for one year thereafter, Employee will not, within any jurisdiction in which Employer or any of its affiliates is duly qualified to do business, or within any marketing area in which Employer or any of its affiliates is doing business, directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business in the area of "competitive procurements", such being the business currently conducted by Space Applications Corporation as of the date of this Agreement. For these purposes, Employee's ownership of securities of public company not in excess of 1% of any class of such securities shall not be considered to be competition with Employer.

        For a period of twelve (12) months after termination of Employee's employment with Employer, Employee agrees to refrain from interfering with the employment relationship between Employer and its other employees by soliciting any of such individuals to participate in independent business ventures and agrees to refrain from soliciting business from any client or prospective client of Employer for Employee's benefit or for any entity in which Employee has an interest or is employed.

        It is the desire and intent of the parties that the provisions of this
Section 4(a) shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this Section 4(a) shall be adjudicated to be invalid or unenforceable, this Section 4(a) shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this Section 4(a) in the particular jurisdiction in which such adjudication is made.

        (b) Intellectual Property. During the Term of Employment, Employee will disclose to Employer all ideas, inventions and business plans developed by Employee during such period which relate directly or indirectly to the business of Employer or affiliates, including without limitation any process, operation, product or improvement which may be patentable or copyrightable. Employee agrees that such will be the property of Employer and that Employee will at Employer's request and cost do whatever is necessary to secure the rights thereto by patent, copyright or otherwise to Employer.

        (c) Confidentiality. Employee agrees that Employee will not divulge to anyone (other than Employer or any persons employed or designated by Employer) any knowledge or information of any type whatsoever of a confidential nature relating to the business of Employer or any of its subsidiaries or affiliates, including without limitation all types of trade secrets (unless readily ascertainable from public or published information or trade sources). Employee



                                     C-2-3
further agrees not to disclose, publish or make use of any such knowledge or information of a confidential nature without the prior written consent of Employer unless required by law.

5.      Reimbursement of Expenses.

        Employee shall be entitled to be reimbursed for reasonable travel and other expenses incurred in connection with Employee's services to Employer pursuant to and during the term of this Agreement upon a basis consistent with the policies of the Company, including, without limitation, commute expenses to the Newport Beach offices of Employer's parent, Steven Myers & Associates, Inc. from Employee's residence within Southern California.

6.      Breach By Employee.

        Both parties recognize that the services to be rendered under this Agreement by Employee are special, unique and extraordinary in character, and that in the event of the breach by Employee of the terms and conditions of this Agreement to be performed by Employee, or in the event Employee performs services for any person, firm, corporation or other entity engaged in a competing line of business with Employer, the Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by Employee, or to enjoin Employee from performing services for any such other person, firm, corporation or other entity. No breach by or termination of Employee hereunder shall affect Employee's rights under any agreement respecting the merger referred to in the introduction to this Agreement.

7.      Assignment.

        This Agreement is a personal contract and, except as specifically set forth herein, the rights and interests of Employee herein may not be sold, transferred, assigned, pledged or hypothecated. The rights and obligations of Employer hereunder shall be binding upon and run in favor of the successors and assigns of Employer provided that Employer not assign this Agreement without Employee's written consent. In the event of any attempted assignment or transfer of rights hereunder by Employee contrary to the provisions hereof, Employer shall have no further liability for payments hereunder.

8.      Governing Law; Captions.

        This Agreement contains the entire agreement between the parties and shall be governed by the law of the State of California. It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought, and consented to in writing by each of the parties hereto. Section headings are for convenience of reference only and shall not be considered a part of this Agreement.



                                     C-2-4

9.      Prior Employment Agreements.

        This Agreement supersedes and terminates all prior agreements between the parties relating to the subject matter herein addressed including that certain Employment Agreement by and between Employer and Employee dated
February 7, 1995 which, as of the date hereof, is of no further force or effect.

10.     Notices.

        Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered in person or sent by telex, telecopy or by registered or certified mail, postage prepaid, in the case of Employee, addressed as follows:

Stanley Y.H. Hee
25774 Piuma Road
Calabasas, CA 91302

with a copy to:

Rosenfeld, Meyer & Susman, LLP
9601 Wilshire Blvd, 4th Floor
Beverly Hills, CA 90210
Attn:  David D. Wexler, Esq.

and,

in the case of Employer, addressed to it as follows:

Space Applications Corporation
c/o Steven Myers & Associates, Inc.,
4695 MacArthur Boulevard, Eighth Floor
Newport Beach, California  92660
Attention: Chief Operating Officer

with a copy to:

Rutan & Tucker
611 Anton Boulevard, 14th Floor
Costa Mesa, California  92626
Attention:  Thomas J. Crane, Esq.

or such other address or number as shall be furnished in writing by either party to the other, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopier, telex or mailed.




                                     C-2-5

        IN WITNESS WHEREOF, Employer has by its appropriate officer signed this Agreement and Employee has signed this Agreement, on and as of the day and year first above written.

        EMPLOYER:                      SPACE APPLICATIONS CORPORATION,
                                       a California corporation

                                       By: /s/ Kenneth W. Colbaugh
                                           Its: President


        EMPLOYEE:                      /s/ Stanley Y.H. Hee
                                       ------------------------------------
                                       STANLEY Y.H. HEE



















                                     C-2-6

                                                                      APPENDIX E



                          REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of the 29th day of May, 1998, by and among STEVEN MYERS & ASSOCIATES, INC., a California corporation ("SM&A") and Roger H. Skinner and Stanley Y.H. Hee, individually and as attorney for all other shareholders of Space Applications Corporation listed on Schedule 1.0 attached hereto (collectively, with Skinner and Hee, the "SAC Shareholders").

                                R E C I T A L S:

        A. SM&A, Space Applications Corporation ("SAC") and SAC Acquisition Corporation ("Subsidiary"), a wholly owned subsidiary of SM&A, entered into that certain Agreement and Plan of Reorganization and Merger dated May 18, 1998
(the "Merger Agreement") pursuant to which Subsidiary will merge into SAC (the "Merger"). Pursuant to the Merger, SM&A will issue shares of Common Stock of SM&A (the "SM&A Stock") to the SAC Shareholders.

        B. SM&A and the SAC Shareholders desire to set forth in a single agreement the registration rights to be granted to the SAC Shareholders, and the covenants to be made in connection therewith, with respect to the shares of SM&A Stock issued to the SAC Shareholders pursuant to the Merger.

        NOW, THEREFORE, for good and valuable consideration, the SAC Shareholders and SM&A agree as follows:

1.      Definitions.

        For purposes of this Agreement:

        (a) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document;

        (b) The term "Registrable Securities" means (i) shares of SM&A Stock issuable to the SAC Shareholders upon the conversion of the common stock of SAC as a result of the Merger, and (ii) any SM&A Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution (including a stock split, stock dividend, recapitalization or similar event) with respect to, or in exchange for or in replacement of, SM&A Stock referred to in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Agreement are not assigned;

        (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of SM&A Stock outstanding which are Registrable Securities, and the number of shares of SM&A Stock issuable pursuant to then exercisable or convertible securities which would be Registrable Securities upon issuance;

        (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 12 hereof; and

        (e) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by SM&A with the SEC.

2.      Request for Registration.

        (a) If SM&A shall receive at any time after February 1, 1999, a written request from the Holders of at least thirty-five percent (35%) of the Registrable Securities then outstanding that SM&A file a registration statement on Form S-3 under the Act covering the registration of at least thirty-five percent (35%) of the Registrable Securities then outstanding (or a lesser percent if the aggregate offering price would exceed $2,000,000), then SM&A shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Section 2(b), use its best efforts to effect, at the earliest possible date, but in any event within forty-five (45) days of the date of the original written request from the Holders, file the registration on registration statement under the Act on Form S-3 covering all Registrable Securities which the Holders thereof request to be registered within twenty (20) days of the mailing of such notice by SM&A in accordance with Section 18 below.

        (b) If the Holders initiating the registration request under this
Section 2 ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise SM&A as a part of their request made pursuant to this Section 2 and SM&A shall include such information in the written notice referred to in Section 2(a). The underwriter with respect to such Form S-3 registration only will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to SM&A. In such event, the right of any Holder to include his Registrable Securities in such registration on Form S-3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with SM&A as provided in Section 4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting in the manner set forth above it being understood that each Holder shall be required to make only those representations (if any) as would be customary for a holder of a similar percentage of similar securities. Notwithstanding any other provision of this Section 2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated equally among all Holders thereof, including the Initiating Holders, on a percentage basis (as nearly as practicable) equal to the percentage of SM&A Stock requesting registration and permitted by such underwriters to be sold by SM&A shareholders existing immediately prior to the Merger. To the extent Registrable Securities requested to be registered are excluded from the offering pursuant to the immediately preceding sentence, the Holders of such Registrable Securities shall have the right to one additional demand registration pursuant to this Section 2.

        SM&A may include in the registration under this Section 2 any other shares of SM&A Stock (including issued and outstanding shares of SM&A Stock as to which the holders thereof have contracted with SM&A for "piggyback" registration rights) so long as the inclusion in such registration of such shares (i) will not, in the opinion of the managing underwriter, interfere with the successful marketing in accordance with the intended method of sale or other disposition of all the shares of Registrable Securities sought to be registered by the Holder or Holders of Registrable Securities pursuant to this Section 2 and (ii) will not result in the exclusion from such registration of any Registrable Securities. If it is determined as provided above that there will be such interference, the other shares of SM&A Stock sought to be included shall be excluded to the extent deemed appropriate by the managing underwriter.

        (c) SM&A is obligated to effect only two (2) such registrations pursuant to this Section 2 except as provided in Section 2(b).

        (d) Notwithstanding the foregoing, if SM&A shall furnish to Holders requesting a registration statement pursuant to this Section 2, a certificate signed by the President of SM&A stating that in the good faith judgment of the Board of Directors of SM&A, it would be seriously detrimental to SM&A and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, SM&A shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that SM&A may not utilize this right more than once in any twelve (12) month period.

        (e) SM&A shall not be required to prepare and file a registration statement pursuant to this Section 2 which would become effective within one hundred eighty (180) days following the effective date of a registration statement filed by SM&A with the SEC pertaining to an underwritten public offering of securities for cash for the account of SM&A if the Initiating Holders' request for registration is received by SM&A subsequent to such time as SM&A in good faith gives written notice to the holders of Registrable Stock that SM&A is commencing to prepare a registration statement and SM&A is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

        A registration requested pursuant to this Section 2 shall not be deemed to have been effected until such time as a registration statement with respect thereto has become effective in compliance with the provisions of the Act.

3.      SM&A Registration.

        If (but without any obligation to do so) SM&A proposes to register (including for this purpose a demand registration effected by SM&A for shareholders of SM&A existing prior to the Merger) any of its common stock under the Act in connection with the public offering of such common stock solely for cash (other than a registration relating solely to the sale of securities in an employee benefit plan or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), then SM&A shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by SM&A in accordance with Section 18, SM&A shall, subject to the provisions of Section 8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered subject to the terms, conditions and contractual obligations of such underwritten offering. SM&A reserves the right to withdraw any proposed registration in which Holders have requested to participate pursuant to this
Section 3.

4.      Obligations of SM&A.

        Whenever required under this Agreement to effect the registration of any Registrable Securities, SM&A shall, as soon as reasonably practicable:

        (a) prepare and (using its best efforts to do so, but in any event within forty-five (45) days of the date of a written request) file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one
(1) year;

        (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

        (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

        (d) Use its best efforts to register and qualify the SM&A Stock covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that SM&A shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions and use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to SM&A and counsel to the Holder or Holders of Registrable Securities to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

        (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

        (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and at the request of any such Holder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

        (g) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing SM&A for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of SM&A, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

        (h) use its best efforts (a) to list all Registrable Securities covered by such registration statement on such national securities exchange on which Registrable Securities of the same class and, if applicable, series covered by such registration statement are then listed, if any, or on the National Association of Securities Dealers Automated Quotation System, Inc. ("NASDAQ") if the Registrable Securities are quoted on NASDAQ; and

        (i) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securities holders, as soon as reasonably practicable and if required by law, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen
(18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder, and promptly furnish to each such Holder of Registrable Securities a copy of any amendment or supplement to such registration statement or prospectus.

5.      Furnish Information.

        It shall be a condition precedent to the obligations of SM&A to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to SM&A such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

6.      Expenses of Demand Registration.

        All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for SM&A, and the reasonable fees and disbursements of one counsel for the selling Holders (as selected by a majority in interest of the selling Holders) shall be borne by SM&A; provided, however, that SM&A shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Holders participating in such registration shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit one of their demand registration rights provided under Section 2. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders of the Registration Securities have learned of a material adverse change in the condition, business or prospectus of SM&A from that known to the Holders of the Registerable Securities at the time of their request, of which SM&A had knowledge at the time of the request, the Holders of such Registrable Securities shall not be required to pay any of said expenses or to forfeit the right to one demand registration.

7.      Expenses of SM&A Registration.

        SM&A shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 3 for each Holder (which right may be assigned as provided in Section 12), including, without limitation, all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders selected by a majority in interest of the selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities.

8.      Underwriting Requirements.

        In connection with any offering involving an underwriting of shares of SM&A's capital stock, SM&A shall not be required under Section 3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between SM&A and the underwriters selected by it (or by other persons entitled to select the underwriters) (provided, however, that each Holder shall be required to make only those representations (if any) as would be customary for a holder of a similar percentage of similar securities unless required by such underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by SM&A. If the total amount of securities, including Registrable Securities, requested to be included in such offering exceeds the amount of securities sold other than by SM&A that the underwriters determine in their sole discretion is compatible with the success of the offering, then SM&A shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (provided such participation is, on a percentage basis, equal to the proportion of SM&A Stock held by SM&A shareholders existing prior to the Merger which is included in such underwriting to that which such SM&A shareholders requested to be included in such underwriting).

9.      Delay of Registration.

        No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

10.     Indemnification.

        In the event any Registrable Securities are included in a registration statement under this Agreement:

        (a) To the extent permitted by law, SM&A will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), and their respective directors, officers, partners, shareholders, employees, agents, representatives and affiliates, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by SM&A of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and SM&A will pay to each such Holder, underwriter or controlling person, and his respective directors, officers, partners, shareholders, employees, agents, representatives and affiliates as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of SM&A (which consent shall not be unreasonably withheld), nor shall SM&A be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

        (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless SM&A, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls SM&A within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 10(b) exceed the gross proceeds from the offering received by such Holder.

        (c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding or if the indemnifying party shall fail to assume responsibility for such defense. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if actually prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as a term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party.

        (d) If the indemnification provided for in this Section 10 shall for any reason be held by a court of competent jurisdiction to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of SM&A and the Holders of Registrable Securities covered by the registration statement in connection with the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations (the relative fault of SM&A and such Holders to be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by SM&A or such Holders and the parties' relative intent, knowledge access to information and opportunity to correct or prevent such statement or omission) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by SM&A and such Holders from the offering of the securities covered by such registration statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Such Holders' obligations to contribute as provided in this subparagraph (d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such person's consent, which consent shall not be unreasonably withheld or delayed.

        (e) Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 10 (with appropriate modifications) shall be given by SM&A and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law, rule or regulation of any governmental authority other than the Act.

        (f) The indemnification and contribution required by this Section 10 shall be made by prompt periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

        (g) The obligations of SM&A and Holders under this Section 10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

11.     Reports Under Securities Exchange Act of 1934.

        With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of SM&A to the public without registration or pursuant to a registration on Form S-3, SM&A agrees to:

        (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

        (b) take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as ordinarily required after the end of the fiscal year in which the first registration statement filed by SM&A for the offering of its Common Stock to the general public is declared effective;

        (c) file with the SEC in a timely manner all reports and other documents required of SM&A under the Act and the 1934 Act; and

        (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by SM&A that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of SM&A and such other reports and documents so filed by SM&A, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

12.     Assignment of Registration Rights.

        The rights to cause SM&A to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 81,974 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided SM&A is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all such assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Agreement.

13.     Amendment of Registration Rights.

        Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of SM&A and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and SM&A.

14.     Termination of Registration Rights.

        No Holder shall be entitled to exercise any right provided for in this Agreement after such time as the Holder would be able to dispose of its Registrable Securities pursuant to SEC Rule 144.

15.     Governing Law.

        This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California without giving effect to conflicts of law principles.

16.     Entire Agreement.

        This Agreement represents the entire agreement between and among the SAC Shareholders and SM&A with respect to the subject matter hereof and supersedes any prior oral or written agreements concerning the same.

17.     Counterparts.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.     Notices.

        Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

19.     Successors and Assigns.

        Subject to the limitations set forth in Section 12 hereof, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

        IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

        SM&A:                          STEVEN MYERS & ASSOCIATES, INC.


                                       By: /s/ Kenneth W. Colbaugh
                                       Its: Chief Operating Officer

                                       Address:

                                       4695 MacArthur Court, Eighth Floor
                                       Newport Beach, CA 92660

        SAC SHAREHOLDERS:
                                       ----------------------------------------
                                       By: /s/ Stanley Y.H. Hee


                                       Stanley Y.H. Hee
                                       ----------------------------------------
                                       (Print name and title)

                                       Address:

                                       25774 Piuma Road
                                       Calabasas, CA 92302



                                       By: /s/ Roger H. Skinner


                                       Roger H. Skinner
                                       ----------------------------------------
                                       (Print name and title)

                                       Address:

                                       9251 Rubio Avenue
                                       Sepulveda, CA 91343

SHAREHOLDERS:                          /s/ STANLEY Y.H. HEE
                                       ----------------------------------------
                                       STANLEY Y.H. HEE, as attorney-in-
                                       fact for the Shareholders identified
                                       on Schedule 1 hereto

                                       ----------------------------------------

                                       ----------------------------------------

                                       ----------------------------------------